UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Thursday, April 25, 2019
TIME:	4:30 P.M. (Pacific Time)
LOCATION:	3005 Tasman Drive
Santa Clara, California 95054

Dear Stockholders:

We are pleased to invite you to attend SVB Financial Group’s 2019 Annual Meeting of Stockholders. At this year’s meeting, you will be asked to take the following actions, as more fully described in the Proxy Statement:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected;
2.	Approve the Company’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting;
3.	Approve, on an advisory basis, our executive compensation (“Say on Pay”);
4.

Approve our 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,500,000 shares of common stock for issuance thereunder and extend the plan expiration date to April 24, 2029;

5.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
6.	Transact such other business as may properly come before the meeting.

Your vote is very important. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote in person even if you have previously voted by proxy.

You are entitled to vote at this year’s meeting (or any postponement or adjournment thereof) if you are a stockholder of record at the close of business on February 25, 2019.

Thank you for your continued support of SVB Financial Group.

BY ORDER OF THE BOARD OF DIRECTORS,

Roger F. Dunbar

Chairman of the Board

Santa Clara, California

March     , 2019

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

◾	Indicates matters to be voted on at the Annual Meeting

i

2018 PERFORMANCE AND PROXY STATEMENT SUMMARY

This summary highlights our 2018 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K, for the year ended December 31, 2018.

2018 PERFORMANCE HIGHLIGHTS

2018 FINANCIAL PERFORMANCE HIGHLIGHTS

We are proud of our financial performance for 2018:

•	Nearly doubled our diluted earnings per share (“EPS”) and total net income;
•	Return on average equity (“ROE”) was notably 20.57%, a 66% year-over-year increase; and
•	Maintained steady multi-year growth of our average total assets, loans (net of unearned income), and client funds (deposits and client investment funds).

SELECTED 2018 BUSINESS HIGHLIGHTS

2018 reflected another year of robust business activities and healthy growth, focusing on our mission to serve the innovation economy. Selected 2018 business highlights include:

•	We joined the S&P 500 Index in March 2018.
•	We acquired Leerink Partners, a life science and healthcare investment banking firm (closed January 4, 2019).
•	We implemented a $500 million stock repurchase program (completing $147 million in repurchases by year-end).
•	We continued to gain market share, adding nearly 5,000 core commercial clients.
•	We further extended our global reach, opening our lending branch in Germany. We expect to open our lending branch in Canada in Q1 2019.
•	We continued to grow our fee income business, achieving a year-over-year increase of 36% in core fee income driven by our foreign exchange and client investment businesses.

ii	2019 PROXY STATEMENT

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

Annual Meeting

Time and Date:	4:30 p.m. (Pacific Time), April 25, 2019	Record Date:	February 25, 2019

Place:	SVB Financial Group – Corporate Headquarters 3005 Tasman Drive, Santa Clara, California 95054	Voting:	Stockholders as of the record date are entitled to vote

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference

Proposal No. 1 — Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 — Approval of Amended and Restated Certificate of Incorporation	For	27

Proposal No. 3 — Advisory (Non-Binding) Vote on Executive Compensation	For	32

Proposal No. 4 — Approval of 2006 Equity Incentive Plan, as Amended and Restated	For	55

Proposal No. 5 — Ratification of KPMG LLP as Auditors for 2019	For	64

Director Nominees

We are seeking your election of the eleven (11) directors described below, all of whom are current incumbent directors.

					Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation

Greg W. Becker	51	2011	President and Chief Executive Officer, SVB Financial Group	—

Eric A. Benhamou	63	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	2				X	C	X
John S. Clendening	56	2018	President and CEO, Blucora, Inc.	1		X	X

Roger F. Dunbar	73	2005	Board Chairman SVB Financial Group; Former Global Vice Chairman, Ernst & Young, LLP	—	X			X	X	C

Joel P. Friedman	71	2005	Former President, Business Process Outsourcing, Accenture	—				C	X	X
Kimberly A. Jabal	50	2018	Chief Financial Officer, Unity Technologies ApS	1	X
Jeffrey N. Maggioncalda	50	2012	Chief Executive Officer, Coursera Inc.	—		X	X

Mary J. Miller	63	2016	Former Under Secretary for Domestic Finance, U.S. Department of Treasury	—	X			X

Kate D. Mitchell	60	2010	Co-Founder and Partner, Scale Venture Partners	1			C		X	X

John F. Robinson	72	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	—	C	X	X			X
Garen K. Staglin	74	2012	Proprietor, Staglin Family Vineyard	1		C			X	X

* “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

iii	2019 PROXY STATEMENT

Board and Corporate Governance Highlights

Board Composition	Board Accountability

•  Total of 11 current directors — all independent directors, except for CEO director

•  Separate Board Chairperson and CEO roles

•  Independent Board Chairperson

•  Independent chairpersons and members of all Board committees

•  Seasoned Board with diverse experience, including innovation economy industries, banking/financial services, global, finance/accounting, risk oversight/management and Government/Regulatory

•  Limited public company directorships outside of the Company (no director “overboarding” concerns)

•  Annual election of directors

•  New majority voting standard with director resignation policy

•  Annual Board and committee evaluations

•  Regularly-held executive sessions of non-management directors

•  Robust executive and director equity ownership guidelines

•  Independent Board evaluation of CEO performance

•  Independent Board approval of CEO compensation

•  Ongoing director nominee identification and selection process

•  Limit on director compensation under equity plan

 Director Qualifications

Our directors reflect an effective and diverse mix of skills and experience:

Stockholder Interests	Risk Management

•  Active stockholder engagement practices

•  Annual Say on Pay vote

•  New proxy access under Bylaws

•  Stockholders may act by written consent

•  Eliminated supermajority voting requirements under Bylaws

•  One single voting class — common stock class

•  No poison pill

•  Board and individual committee oversight of risk

•  Separate Board Risk Committee focused on enterprise-wide risk management framework

•  Risk Committee comprised of the chairpersons of the Board and all six Board committees

•  Risk management guided by Risk Appetite Statement (reviewed on an annual basis by the full Board)

iv	2019 PROXY STATEMENT

2019 Organizational Documents Review; Proposed Elimination of Cumulative Voting

In 2018, in light of the Company joining the S&P 500 Index, the Governance Committee conducted a review of the Company’s governance practices under its organizational documents. As a result, the Board has proposed for stockholder approval the elimination of cumulative voting in the election of directors from the Company’s Certificate of incorporation, as further discussed under “Proposal No. 2 – Approval of the Company’s Amended and Restated Certificate of Incorporation to Eliminate Cumulative Voting for Director Elections.” The Board believes that cumulative voting is inconsistent with the practices of other S&P 500 companies and views cumulative voting as incompatible with a majority vote standard and not a corporate governance best practice.

The Board also adopted various changes to the Company’s Bylaws in February 2019, including, among other changes, the implementation of proxy access rights, the adoption of a majority vote standard for director elections (in uncontested election); and the elimination of a “supermajority” voting threshold for stockholder bylaw amendments. For more information, see “Corporate Governance and Board Matters.”

Independent Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee may reconsider its selection.

For 2018, the total fees for services provided by KPMG LLP were $10,435,207, of which 93.6% represented audit and audit-related fees. (For more information, see “Independent Auditor Matters”.)

Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

CD&A Executive Summary

For a summary of the highlights of our 2018 executive compensation and key features of our executive compensation governance and practices, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement.

Equity Plan Amendment

The Board has also proposed for stockholder approval the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,500,000 shares of common stock for issuance thereunder and extend the plan expiration date to April 24, 2029. The plan was previously approved by stockholders in 2014, which included the plan’s last increase in shares reserved for issuance.

Important Dates for 2020 Annual Meeting

Stockholder proposals for inclusion in our 2020 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 12, 2019. Notice of stockholder proposals for the 2020 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 27, 2019 and no later than January 26, 2020.

* * * *

v	2019 PROXY STATEMENT

COMPANY AND PROXY STATEMENT INFORMATION

ABOUT SVB FINANCIAL GROUP

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2019 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 25, 2019 at 4:30 p.m., Pacific Time. For directions to attend the Annual Meeting in person, please visit our website at http://www.svb.com/locations.aspx. The proxies may also be voted at any adjournments or postponements of the meeting.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

We are first furnishing the proxy materials to stockholders on or about March     , 2019.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Record Date

Only stockholders of record as of the close of business on February 25, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the meeting. At the close of business on the Record Date, there were 52,644,043 shares of our common stock, $0.001 par value (“Common Stock”), outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation—Delivery of Proxy Materials” below.

1	2019 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “FOR” All Nominees

DIRECTOR ELECTION, QUALIFICATIONS AND OTHER INFORMATION

Our Directors; Annual Election of Directors

Upon the recommendation of the Governance Committee, we are pleased to propose eleven (11) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are deemed independent, except for our CEO.

Our directors are elected on an annual basis to hold office for a one-year term expiring at the 2020 Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a board and working productively with management. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite diversity of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Governance Committee in director candidates include, but are not limited to, the following primary areas:

Leadership - Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.

Other key attributes deemed important for directors to possess include:

•  Strong strategic sense

•  Critical and innovative thinking

•  Sound business judgment

•  High ethical standards and integrity

•  Collegial spirit

•  Ability to debate and challenge constructively

•  Professionalism

•  Ability to generate confidence

•  Availability and commitment to serve

Client Industry - Experience with our key client industries, including technology, life science and healthcare, private equity/venture capital and premium wine, to help deepen our knowledge of the innovation and other markets in which we do business.

Banking/Financial Services - Experience with the banking or financial services industry, to help support and grow our core business.
Global - Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.
Finance/Accounting - Experience with finance, accounting or financial reporting processes, to help drive financial performance.
Risk Oversight/Management - Experience with key risk oversight or risk management functions, to help oversee the dynamic risks we face.
Government/Regulatory - Experience working with or in governmental and regulatory organizations to oversee our highly regulated business that is affected by governmental actions.

2	2019 PROXY STATEMENT

New Majority Vote Standard

As discussed under “Corporate Governance and Board Matters”, in light of the Company joining the S&P 500 Index, the Governance Committee conducted a review during 2018 of the Company’s governance practices under its organizational documents, taking into consideration market trends and practices relevant to other S&P 500 companies and larger financial institutions. Among other things, as a result of that review, in February 2019, we amended our Bylaws to provide for a majority voting standard for director elections. Under this standard, our directors will be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares “against” such nominee) in uncontested director elections. In contested elections (where the number of nominees to serve as directors exceeds the number of directors to be elected), directors will be elected by a plurality of the votes cast (meaning the nominees with the greatest number of shares voted “for” will be elected). A plurality voting standard also will apply to the extent our Certificate of Incorporation authorizes cumulative voting in director elections and a stockholder gives notice to cumulate his or her votes. At the Annual Meeting, stockholders are being asked to approve the elimination of cumulative voting, which the Board views as incompatible with a majority vote standard and not a corporate governance best practice, from our Certificate of Incorporation. (See “Proposal No. 2 – Approval of the Company’s Amended and Restated Certificate of Incorporation to Eliminate Cumulative Voting.”)

Under our director resignation policy, if a director does not receive a majority vote in an uncontested election (or a plurality of the votes cast in a contested election), he or she shall promptly offer his or her resignation to the Board for consideration. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting, unless failure to act sooner would cause the Company to not comply with any applicable NASDAQ or SEC requirement, in which case the Governance Committee shall take action as promptly as practicable. Any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will disclose any decision made by the Board with respect to any tendered resignation.

Nominees for Director

All proxies will be voted “for” the election of the following eleven (11) nominees, as recommended by the Governance Committee and approved for nomination for election by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Pursuant to our amended Bylaws as described above, election of directors at the Annual Meeting is subject to a majority vote standard. This means that the eleven (11) nominees who receive a majority of the votes cast will be elected.

Our Board of Directors recommends that stockholders vote “FOR” all director nominees.

3	2019 PROXY STATEMENT

BIOGRAPHIES OF DIRECTOR NOMINEES

The biographies of each of our director nominees are set forth below:

GREG W. BECKER	DIRECTOR SINCe 2011

Mr. Becker, age 51, was appointed the President and Chief Executive Officer of the Company in April 2011. He first joined us in 1993 as part of the Northern California Technology Division and since then has served in a number of executive and senior management roles, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of the Bank (2008-2017).

Committees: N/A	Independent: No

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-  Class A Director, Federal Reserve Bank of San Francisco (since 2019)

-  Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (member since 2011; Chairman 2015-2017)

-  Executive Council, TechNet (since 2016)

-  Advisory Council Member, Alliance for Southern California Innovation (since 2017)

PRIOR DIRECTORSHIPS:

-	Director and executive committee member, Bay Area Council, a public policy advocacy organization (2011-2015)

OTHER PRIOR EXPERIENCE:

-	Member, U.S. Department Digital Economy Board of Advisors (2016-2017)
-	President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)

EDUCATION:

-	Bachelor’s degree in Business from Indiana University

QUALIFICATIONS

Leadership — Based on his current position as CEO, as well as other prior leadership roles within the Company
Client Industry — Extensive experience with the Company, working with public and private technology, life science, venture capital/private equity and premium wine clients
Banking/Financial Services — Career-long experience within the banking industry
Global — Extensive global experience through the Company’s international expansion efforts

4	2019 PROXY STATEMENT

ERIC A. BENHAMOU	DIRECTOR SINCE 2005

Mr. Benhamou, age 63, is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC (“Benhamou Global Ventures”), which he founded in 2003. Benhamou Global Ventures invests and plays an active role in innovative high-tech firms throughout the world. Mr. Benhamou is also President and Chief Financial Officer of ChaSerg Technology Acquisition Corp., a technology-focused special purpose acquisition company, sits on various public and private technology company boards, and serves various educational and philanthropic organizations.

Committees: Governance (Chair), Finance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Finjan Holdings, Inc., a global provider of proactive web security solutions (since 2006)
-	ChaSerg Technology Acquisition Corp, a technology-focused special purpose acquisition company (since 2018)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Chairman, Totango, a customer success and data platform (since 2016)
-	Chairman, Ayehu, a developer of IT process automation products (since 2015)
-	Grid Dynamics, a provider of commerce technology solutions for retailers (since 2015)
-	Secret Double Octopus Ltd., a multi-factor authentication technology company (since 2017)
-	6D Bytes, Inc., a robotics-driven food company (since 2017)
-	Virtual Instruments, an infrastructure performance analytics company (since 2016)
-	Advisory Board, Hyundai Motor Company, an automotive manufacturer (since 2018)
-	Chairman, Israel Venture Network, a philanthropic organization for a stronger Israeli society (since 2000)

PRIOR DIRECTORSHIPS:

-	Chairman, Cypress Semiconductor Corporation, a semiconductor company (1993-2017)
-	Qubell, a private application deployment and configuration management platform (acquired) (2014-2015)
-	ConteXtream, a private carrier equipment vendor for intellectual property based media services (acquired) (2007-2015)
-	Load DynamiX, a private intellectual property network testing tool developer (acquired) (2010-2014)
-	PureWave Networks, Inc., a private developer of outdoor compact base stations for the 4G marketplace (2010-2014)
-	RealNetworks, Inc., a public company creator of digital media services and software (2003-2012)
-	Voltaire Ltd., a public grid computing network solutions company (2007-2011)
-	Dasient, Inc., a private security company that provides malware detection and prevention solutions (2010-2011) (acquired by Twitter, Inc. in 2012)
-	Chairman, 3Com Corporation, a public networking solutions provider (1990-2010) (acquired by HP, Inc.)
-	Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (acquired) (1999-2007)
-	Other prior private directorships: Atrica Inc. (acquired by Nokia Siemens Networks in 2008), GO Networks Inc., WisdomArk, Inc. (various dates from 2000-2008)

OTHER PRIOR EXPERIENCE:

-	Executive committee member, Stanford University School of Engineering (1996-2015)
-	Visiting professor, IDC Business School (2001-2015)
-	Executive committee member, Ben Gurion University of Negev (2000-2013)
-	Visiting professor, INSEAD Business School (2003-2012)
-	Executive committee member, Computer Science & Telecommunications Board (CSTB) (2003-2008)
-	Interim Chief Executive Officer of Palm, Inc. (2001-2003)
-	Chief Executive Officer, 3Com Corporation (1990-2000), and other management positions
-	Executive committee member, TechNet (2005)
-	Member, US-Israel Science and Technology Commission (2003)
-	Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

EDUCATION:

-	Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France
-	Master’s degree in Science from the School of Engineering at Stanford University
-	Several honorary doctorates

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including Chairman/CEO roles at 3Com Corporation and Palm, Inc.

Client Industry — In-depth experience with both public and private technology companies as part of management and/or as a director and venture capital investor; current role as Chairman and Chief Executive Officer of Benhamou Global Ventures

Global — Strategic and operational experience in the global markets, particularly in Europe and Israel

5	2019 PROXY STATEMENT

JOHN S. CLENDENING	DIRECTOR SINCE 2017

Mr. Clendening, age 56, has been President and CEO of Blucora, Inc., a provider of online financial services, since 2016. Mr. Clendening previously served in various executive management roles at The Charles Schwab Corporation (“Charles Schwab”) from 2004-2015, most recently as Executive Vice President and Co-Head, Retail Business.

Committees: Compensation and Credit	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Blucora, Inc., a provider of multi-channel financial and tax preparation services (since 2016)

PRIOR DIRECTORSHIPS:

-	Betterment Holdings, Inc., an online investment services company (2016-2017)

OTHER PRIOR EXPERIENCE:

-	Executive Vice President, The Charles Schwab Corporation, a financial services and banking company (2004-2015)
-	President and Founder, Restaurant Business Services, eMac Digital (2001-2004)
-	Senior Vice President, Web, Marketing and Technology, Living.com (2000-2000)
-	Chief Marketing Officer and Senior Vice President, Consumer Banking Group, First Union Corporation (1998-2000)
-	Various management positions at The Coca-Cola Company, Frito-Lay, SEARS Specialty Merchandising Group and Booz-Allen & Hamilton, Inc.

EDUCATION:

-	Bachelor’s degree in Economics from Northwestern University
-	Master’s degree in Business Administration from Harvard University

QUALIFICATIONS

Leadership — Current role as President and CEO of Blucora, Inc. and prior executive management roles at Charles Schwab

Banking/Financial Services — Extensive experience with banks and financial services companies through current role at Blucora, Inc., as well as prior roles at Betterment Holdings, Inc., Charles Schwab and First Union Corporation

6	2019 PROXY STATEMENT

ROGER F. DUNBAR	DIRECTOR SINCE 2004

Mr. Dunbar, age 73, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2019-2020 director term. Mr. Dunbar retired from Ernst & Young LLP (“Ernst & Young”) in 2004, where he served in a variety of positions since 1974, including key leadership positions.

Committees: Risk (Chair), Audit, Finance and Governance	Independent: Yes

BUSINESS EXPERIENCE

PRIOR EXPERIENCE WITH ERNST & YOUNG:

-	Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)
-	Member, Global Practice Council, London, United Kingdom (2000-2004)
-	Member, Global Management Committee, London, United Kingdom (2000-2004)
-	Member, US Area Managing Partners Leadership Group (1992-2000)
-	Other key positions, including Client Service Partner, Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

PRIOR DIRECTORSHIPS:

-	Desert Mountain Club, Inc. (2010-2015)
-	Desert Mountain Property, Inc. (2009-2010)

OTHER PRIOR EXPERIENCE:

-

Various positions within Ernst & Young: Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004); Member, Global Practice Council, London, United Kingdom (2000-2004); Member, Global Management Committee, London, United Kingdom (2000-2004); Member, US Area Managing Partners Leadership Group (1992-2000); and other key positions, including Client Service Partner, Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000), and Instructor for the National Education Program.

-	Instructor, Santa Clara University’s Graduate School of Business
-	Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo
-	Member, Joint Venture Silicon Valley’s 21st Century Education Board
-	U.S. Naval Officer (1967-1980)

EDUCATION:

-	Bachelor’s degree in Business from San Francisco State University
-	Master’s degree in Business Administration from Santa Clara University
-	Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including Global Vice Chairman of Ernst & Young

Client Industry — Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom and Israel

Global — Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom and Israel
Finance/Accounting - Extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young
Risk Oversight/Management — Deep experience auditing risk management controls through his roles at Ernst & Young

7	2019 PROXY STATEMENT

JOEL P. FRIEDMAN	DIRECTOR SINCE 2004

Mr. Friedman, age 71, retired from Accenture PLC (“Accenture”), a public company global management-consulting firm, in 2005, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles.

Committees: Finance (Chair), Governance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Advisory Director, Stanford Institute for Economic Policy Research (since 2019)
-	Advisory Director, Currency Capital, an equipment financing, lending & technology investment company (since 2018)
-	Advisory Director, Community Gatepath, a non-profit organization (since 2013; director from 1991-2012)
-	Financial Advisory Committee (Member), Town of Hillsborough, CA (since 2018)

PRIOR DIRECTORSHIPS:

-	Advisory Director, FTV Capital (formerly Financial Technology Ventures) (2005-2018)
-	NeuStar, Inc., a provider of essential clearinghouse services to the communications industry (2006-2017) (acquired)
-	Advisory Director, EXL Services, a provider of offshore business process outsourcing solutions (2008-2011)
-	Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired)
-	Junior Achievement of Northern California, a non-profit organization (2004-2010)
-	Other directorships completed prior to 2009 include Accenture, a global management-consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and The Brain Technologies.

OTHER PRIOR EXPERIENCE:

-

Various roles within Accenture: President of the Business Process Outsourcing organization; Managing Partner, Banking and Capital Markets; Managing General Partner, Accenture Technology Ventures; and Founder, Accenture strategy consulting practice

-	Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

EDUCATION:

-	Bachelor’s degree in Economics from Yale University
-	Master’s degree in Business Administration from Stanford University

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture

Client Industry — Extensive experience working with venture capital firms through Accenture

Banking/Financial Services — Extensive experience working within the banking industry through Accenture

Finance/Accounting — Deep experience with corporate finance and capital markets through Accenture

8	2019 PROXY STATEMENT

KIMBERLY A. JABAL	DIRECTOR SINCE 2018

Ms. Jabal, age 50, is currently the Chief Financial Officer of Unity Technologies ApS, a provider of real-time 3D software development tools. Prior to joining Unity Technologies in 2019, Ms. Jabal previously served as Chief Financial Officer at Weebly, Inc., a provider of web-hosting and development tools, from 2015-2018, Chief Financial Officer of Path, Inc., a social networking technology company, from 2013-2015, and as Vice President of Finance at Lytro, Inc., an early stage technology company, from 2011-2012.

Committees: Audit	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	FedEx Corporation, a multinational transportation and delivery service company (2013-present)

PRIOR DIRECTORSHIPS:

-	Bring Change 2 Mind, a non-profit mental health organization (2014-2018)
-	Menlo Park Atherton Education Foundation, a non-profit education organization (2011-2013)

OTHER PRIOR EXPERIENCE:

-	Various roles at Google (2003-2011), including Director of Engineering Finance, Director of Investor Relations, and Director of Sales Finance
-	Various technology-related roles at Goldman Sachs and Anderson Consulting (now Accenture)

EDUCATION:

-	Bachelor’s degree in Engineering from University of Illinois at Urbana-Champaign
-	Master’s degree in Business Administration from Harvard University

QUALIFICATIONS

Finance/Accounting — Deep experience with corporate finance and accounting through current and prior roles as Chief Financial Officer of Unity Technologies ApS and Weebly, Inc. and Path, Inc., respectively

Client Industry — Extensive experience serving in leadership roles in early-stage technology companies Path, Inc. and Lytro, Inc., later-stage technology companies Unity Technologies and Weebly, Inc., and established technology company Google, Inc. as well as technology banking and internet/technology consulting experience

JEFFREY N. MAGGIONCALDA	DIRECTOR SINCE 2012

Mr. Maggioncalda, age 50, is currently the Chief Executive Officer of Coursera, Inc. (“Coursera”), an online education company. He previously served as the founding Chief Executive Officer of Financial Engines, Inc. (“Financial Engines”), an independent investment advisory firm, since its inception in 1996 until 2014. He also served as a director of Financial Engines from 2011 to 2014. Subsequent to his tenure at Financial Engines, Mr. Maggioncalda served as a senior advisor to McKinsey & Company, a global management-consulting firm.

Committees: Credit and Compensation	Independent: Yes

BUSINESS EXPERIENCE

PRIOR DIRECTORSHIPS:

-	Financial Engines, an independent investment advisory firm (2011-2014)
-	Affinity Circles, a social networking developer

OTHER PRIOR EXPERIENCE:

-	Senior Adviser, McKinsey & Co., a strategy consulting firm (2017)
-	Chief Executive Officer, Financial Engines (1996-2014)
-	Summer Associate, McKinsey & Co., a strategy consulting firm (1995)
-	Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

EDUCATION:

-	Bachelor’s degree in Economics and English from Stanford University
-	Master’s degree in Business Administration from Stanford University

QUALIFICATIONS

Leadership — Current and former roles as CEO of Coursera and Financial Engines, respectively

Banking/Financial Services — Extensive experience in the investment advisory industry

9	2019 PROXY STATEMENT

MARY J. MILLER	DIRECTOR SINCE 2015

Ms. Miller, age 63, is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 until September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets following her confirmation by the U.S. Senate in February 2010 until March 2012. Prior to joining the U.S. Treasury, Ms. Miller held various positions with T. Rowe Price Group, Inc. from 1983 to 2009.

Committees: Audit and Finance	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	The Jeffrey Company, an investment company (since 2016)
-	Trustee, Cornell University, a higher education institution (since 2015)
-	Trustee, The Urban Institute, a non-profit research organization (since 2014)
-	Baltimore Neighborhood Impact Investment Fund, a non-profit organization (since 2018)
-	Johns Hopkins University Technology Ventures, IDEA Board (since 2018)
-	Johns Hopkins University 21st Century Cities Initiative, Senior Fellow (since 2017)

OTHER PRIOR EXPERIENCE:

-	ICE Benchmark Administration, a unit of the Intercontinental Exchange (2014-2018)
-	Director, Fixed Income Division, T. Rowe Price Group, Inc., a global investment management firm (2004-2009)
-	Various investment management positions with T. Rowe Price Group (1983-2004)

EDUCATION:

-	Bachelor’s degree in Government from Cornell University
-	Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill
-	Chartered Financial Analyst (CFA)

QUALIFICATIONS

Leadership — Held key leadership positions within the U.S. Treasury and T. Rowe Price Group

Banking/Financial Services — Extensive experience in financial markets, including regulatory experience; deep experience in the investment advisory industry

Finance/Accounting — Extensive experience in financial roles, including within the U.S. Treasury

Government/Regulatory — Served in key positions within the U.S. Treasury

10	2019 PROXY STATEMENT

KATE D. MITCHELL	DIRECTOR SINCE 2010

Ms. Mitchell, age 60, is a Partner and Co-Founder of Scale Venture Partners (“Scale Venture”), a venture capital firm that invests in enterprise software companies, and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America.

Committees: Credit (Chair), Governance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Fortive Corporation, a worldwide provider of professional instrumentation and industrial technologies (since 2016)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Member, Steering Committee Co-Chair, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)
-

Founding Co-Chair and Member, NVCA Inclusion and Diversity Task Force (now “Venture Forward”), a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (since 2014)

-	Silicon Valley Community Foundation, a non-profit organization (since 2015)
-	Kauffman Fellows, Mentor (since 2016)
-	Member, GP/LP Roundtable, Institutional Limited Partners Association, a trade association for private equity limited partners (since 2016)
-	Meals on Wheels San Francisco (since 2019)
-	Advisory Director, Tuck School of Business, Dartmouth College (since 2019)

PRIOR DIRECTORSHIPS:

-

National Venture Capital Association (“NVCA”), a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007-2011 and 2014-2016)

-	PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (2014-2016)
-	mBlox, Inc., a mobile transaction network provider (acquired by CLX Communications) (2010-2016)
-	New Century Hospice, a provider of hospice services for patients, families and healthcare providers (2014-2015)
-	Jaspersoft, Inc., a manufacturer of business intelligence software (2009-2014)
-	Friends of the San Francisco Public Library (2007-2010)
-	Wayport, Inc. (2000-2008)
-	Other directorships completed prior to 2009 include: Songbird Medical (1998-2005); Acusphere, Inc. (1999-2005); Tonic Software, Inc. (2000-2005); and Pavilion Technologies, Inc. (2004-2007)

OTHER PRIOR EXPERIENCE:

-	Silicon Valley Bank Venture Capital Advisory Board (2008-2013)
-	Various senior management positions in finance and technology (including Senior Vice President), Bank of America
-	Various finance and lending positions at Bank of California (now Union Bank of California)

EDUCATION:

-	Bachelor’s degree in Political Science from Stanford University
-	Master’s degree in Business Administration from Golden Gate University

QUALIFICATIONS

Leadership — Based on her role as managing partner and co-founder of Scale Venture

Client Industry — Deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and managing partner of Scale Venture

Banking/Financial Services - Held a variety of key executive positions at Bank of America, a large global bank

Finance/Accounting — Extensive finance and asset/liability management experience at Bank of America and Bank of California

11	2019 PROXY STATEMENT

JOHN F. ROBINSON	DIRECTOR SINCE 2010

Mr. Robinson, age 72, is a former Executive Vice President, Corporate Risk Management of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller.

Committees: Audit (Chair), Compensation, Credit and Risk	Independent: Yes

BUSINESS EXPERIENCE

PRIOR DIRECTORSHIPS:

-	Federal Home Loan Bank of San Francisco (2004-2005, 2007-2008, and 2011-2018)
-	Vogogo, Inc., a Canadian based provider of verification tools for risk management and payment processing (2015-2016)
-	Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)
-	Long Beach Mortgage Corporation and Long Beach Securities Corporation, both wholly-owned subsidiaries of Washington Mutual Bank (2004-2006)

OTHER PRIOR EXPERIENCE:

-	National Outdoor Leadership School Advisory Committee (2007-2016)
-	Executive Vice President, Corporate Risk Management, Washington Mutual Bank, a financial lending institution (2002-2008)
-	Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

EDUCATION:

-	Bachelor’s degree in Business Administration from Washington University in St. Louis
-	Master’s degree in Business Administration from Harvard University
-	Chartered Financial Analyst (CFA)

QUALIFICATIONS

Banking/Financial Services — Extensive experience within the banking industry, including his roles at Washington Mutual Bank, a nationally recognized financial lending institution, and as a banking regulator at the Office of the Comptroller of the Currency

Risk Oversight/Management — Held a variety of executive risk management positions at Washington Mutual Bank

Government/Regulatory — Served in a key function at the Office of the Comptroller of the Currency

12	2019 PROXY STATEMENT

GAREN K. STAGLIN	DIRECTOR SINCE 2011

Mr. Staglin, age 74, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial services and insurance industries.

Committees: Compensation (Chair), Governance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Chairman, ExlService Holdings, Inc., a provider of outsourcing services to global companies (since 2005)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2004)
-	Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)
-	Chairman, Nvoicepay, Inc., an electronic payment services provider (since 2010)
-	Founder and Co-Chairman, One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 1995)

PRIOR DIRECTORSHIPS:

-	Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)
-	Chairman, Free Run Technologies, an internet and technology services company (2003-2014)
-	Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)
-	Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)
-	Solera Holdings, Inc., a public automotive insurance software service provider (2005-2011)
-	Global Document Solutions, a private document processing outsourcing company (2005-2010)
-

Other directorships completed prior to 2009 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a public retail management and supply chain services company (1991-2001); CyberCash, Inc., a public micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a private national auto glass provider (1993-1999)

OTHER PRIOR EXPERIENCE:

-	Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)

EDUCATION:

-	Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles
-	Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University

QUALIFICATIONS

Leadership — Held a variety of leadership roles, including board positions, as well as other founder and president roles with various non-profit organizations

Client Industry — Extensive experience working within the premium wine and transaction/payment processing industries, as well as experience working with innovation companies as a director

Banking/Financial Services — Extensive experience working within transaction/payment processing industries

13	2019 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE

We are committed to having sound corporate governance practices, as governed by our organizational documents, as well as our Corporate Governance Guidelines and other applicable policies. Our practices are important to how we manage our business and to maintain our integrity in the marketplace. In setting our practices, we balance our corporate and stockholder interests, as well as applicable market practices and trends.

Our Corporate Governance Guidelines set forth a framework for our Company with respect to specific corporate governance practices. The guidelines are reviewed at least annually by the Governance Committee, as well as amended from time to time to continue evolving our practices. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Corporate Governance.”

2019 Organizational Documents Review

In 2018, in light of the Company joining the S&P 500 Index, the Governance Committee conducted a review of the Company’s governance practices under its organizational documents, taking into consideration market trends and practices relevant to other S&P 500 companies and larger financial institutions. As a result of that review and based on the Governance Committee’s recommendation, the Board adopted various changes to the Company’s Bylaws in February 2019, including, among other changes:

•	Implementation of proxy access to enable three percent stockholders or stockholder groups to nominate director nominees;

•	Adoption of majority vote standard for director elections (in uncontested elections); and

•	Elimination of a “supermajority” voting threshold for stockholder bylaw amendments.

In addition, as discussed under “Proposal No. 2 – Approval of the Company’s Amended and Restated Certificate of Incorporation to Eliminate Cumulative Voting for Director Elections,” the Board is proposing the elimination of cumulative voting in the election of directors from the Company’s Certificate of Incorporation for stockholder approval. As further discussed under the proposal, cumulative voting is inconsistent with the practices of other S&P 500 companies and the Board views cumulative voting as incompatible with a majority vote standard and not a corporate governance best practice.

BOARD INDEPENDENCE AND LEADERSHIP

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Separate Chairperson and CEO Roles

The Board has determined that it is in the best interests of the Company to continue to maintain the Board chairperson and CEO positions separately. We believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board at this time, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board periodically reviews the Company’s leadership structure and may modify the structure as it deems appropriate given the specific circumstances then facing the Company.

Independence and

Leadership Structure

•  Separation of Chairperson and CEO roles

•  All non-employee directors are independent under applicable stock exchange and SEC rules

•  Independent Committee Chairs

•  Regularly scheduled executive sessions

The Board has determined that Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2019-2020 director term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

14	2019 PROXY STATEMENT

BOARD RISK OVERSIGHT AND RISK COMMITTEE

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by each of its various committees. The committees routinely report back to the Board about key risk-related matters.

The Risk Committee of the Board focuses primarily on the Company’s risk management. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. To allow cross-committee coordination of risk management, the Risk Committee is comprised of the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Chief Risk Officer of the Company reports to both the Risk Committee and the Chief Executive Officer.

Each of the other Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal, information technology and cybersecurity and other security-related risks. The Compensation Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The Finance Committee actively oversees our capital and liquidity management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks. Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risk profile.

Risk Appetite Statement

The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth the tolerance levels with respect to the amount and types of key risks underlying the Company’s business. The Risk Committee is responsible for recommending changes to the Risk Appetite Statement for approval by the Board, as well as overseeing the Company’s compliance with the statement. Our other Board committees also share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

ANNUAL BOARD EVALUATIONS

The Governance Committee of the Board, in coordination with the full Board, conducts a periodic evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

OVERSIGHT OF CEO AND EXECUTIVES

Annual CEO Performance Evaluations

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit feedback from each individual independent director. Our Chairman of the Board, together with the chairpersons of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against predetermined annual goals.

CEO and Executive Succession Planning

As a matter of sound governance, the Board, as a whole or from time to time through a special committee, reviews and discusses the Company’s contingency or long-term plans for CEO and executive succession. These efforts involve seeking input from our current CEO and our Chief Human Resources Officer, as well as external advisors, as the Board deems appropriate.    Succession plans are reviewed and discussed by the Board on at least an annual basis.

15	2019 PROXY STATEMENT

DIRECTOR MATTERS

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Governance Committee in advance of accepting any invitation to serve on another public company board.

Director Education and Orientation

The Board believes that ongoing director education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to their respective service on the Board. It is the Board’s view that continuing education may be achieved in various ways as appropriate for each individual director, including, among other things, participation in formal education programs, conferences or seminars (the reasonable expenses of which are reimbursable by the Company) or through independent study or outside reading. In addition, from time to time, management may also bring education opportunities to the Board through management presentations, additional education materials or outside speakers.

New directors joining the Board also participate in a director orientation program, which involves a variety of informational sessions about our business, strategy and governance with Board members and members of executive and senior management. New directors typically join at least one Board committee upon joining the Board and are also invited to participate as a guest director at the meetings of the other Board committees.

MEETING ATTENDANCE

Board and Committee Meetings; Annual Meeting of Stockholders

The Board and its standing committees held a total of sixty-eight (68) meetings during 2018. The Board itself held ten (10) meetings during the year, including a two-day annual session focused on strategic planning. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2018.

It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meetings. Ten (10) of our incumbent Board members attended our 2018 Annual Meeting of Stockholders.

2018 Meetings

Board	10

Audit	16

Compensation	11

Credit	5

Finance	16

Governance	5

Risk	5

BOARD REFRESHMENT; CONSIDERATION OF DIRECTOR NOMINEES

Board Refreshment

The Governance Committee primarily oversees the refreshment of Board membership. Board succession planning takes into account the importance of balancing the appropriate representation of experience and skills on the Board, with the benefits of Board refreshment. Identification of possible director candidates that possess the appropriate qualifications, desire to serve on a financial services public company board and to complement our existing Board can be a lengthy process. As such and as an ongoing matter, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. It may from time to time use outside recruiters to assist with identifying potential candidates. The Governance Committee also reports to, and discusses director succession planning with, the full Board.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it is focused on assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and identifying candidates for membership on the Board in light of our ongoing requirements, the committee’s assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates for nomination to the Board based on such individual’s skills, character, judgment and business experience, as well as his or her ability to diversify and add to the Board’s existing strengths. Overall, the Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to our business and strategic direction. Please see the description under “Director Qualifications” above for additional information.

16	2019 PROXY STATEMENT

Stockholder Nominees and Proxy Access

The Governance Committee considers director candidates it identifies, but will also consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership, and should be addressed to: SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, Attn: Corporate Secretary, Facsimile: (408) 969-6500.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting, provided such stockholders and the nominees satisfy the requirements specified in our Bylaws.

In February 2019, we amended our Bylaws to also permit eligible stockholders with a significant long-term interest in the Company to include their own director nominees in our annual proxy materials. Under the proxy access bylaw, a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, may nominate and include in our annual proxy director nominees constituting the greater of two and twenty percent of the Board, so long as the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

For a description of the process for nominating directors in accordance with the Bylaws, including proxy access, please see “Stockholder Proposals and Director Nominations” below.

COMMUNICATIONS WITH THE BOARD

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairperson of the Board and shared with the full Board as appropriate.

CODE OF ETHICS

We maintain a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) that applies to our CEO, Chief Financial Officer, Chief Accounting Officer and other senior members of the Finance staff. A copy of the Code of Ethics is available on our website at www.svb.com under “About Us—Investor Relations—Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400. We intend to disclose any waivers from, or changes to, our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2018.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

We are committed to excellence in our environmental, social and governance (“ESG”) practices, with our Governance Committee assuming primary oversight of our efforts in ESG matters. We both continually assess our practices to ensure we are meeting or exceeding industry and peer standards and continually seek opportunities to enhance the communities where we operate through corporate giving, employee volunteering, workforce development, participating in the political and public policy process, and environmental sustainability programs.

Our efforts have been recognized, including through our inclusion in: (i) the Bloomberg Gender-Equality Index, which qualifies companies based on their efforts to promote gender equality internally, engagement with their communities, and products and services, and (ii) the Goldman Sachs’ JUST US Large Cap Equity ETF, a fund focused on companies that demonstrate just business behavior recognized by JUST Capital. We have also been recognized as one of Forbes’ Global 2000: World’s Best Employers, Barron’s 100 Most Sustainable U.S. Companies 2019 and a Top Corporate Philanthropist by the Bay Area Business Journals.

We recognize that understanding our efforts to improve ESG practices is increasingly important to our stockholders, customers and associates and have included some highlights below to share our ongoing commitments in these areas.

•

Community Development Lending – As a financial institution focused on supporting innovation and entrepreneurship, we have contributed to community development by collaborating with local organizations to offer lending solutions for small businesses in our communities, including collaborating with the Opportunity Fund, which provides microloans, along with education and support, to underserved small business owners, and partnering with Grameen America, which provides microloans and education to low-income female entrepreneurs. In addition, we have contributed funds and provided lending support to affordable housing efforts, including those of the Housing Trust Silicon Valley and various developers of affordable housing for very-low and low-income families, seniors, veterans and formerly homeless individuals in the San Francisco Bay Area. We also finance affordable housing in the San Francisco Bay Area as part of our commitment to the Community Reinvestment Act.

17	2019 PROXY STATEMENT

•

Education Initiatives – In 2017, we launched our Access to Innovation program, which seeks to increase access to the innovation economy for underserved and underrepresented individuals by providing career training and mentoring programs, including internships in information technology and related areas. Through our Access to Innovation program, we have partnered with Year Up, an organization providing intensive, one-year programs for young adults, and Career Ready, an organization in the UK that links schools and colleges with employers to help young people prepare for the working world. In addition to our Access to Innovation program, we host the SVB Trek, an annual four-day program inviting entrepreneurially minded college students from across the world to travel to Silicon Valley to meet top entrepreneurs, investors and technology industry leaders for talks, interviews and workshops to help launch promising young leaders to the next stage in their career development. We have also created a financial literacy online course for students, United and Counting, which has reached thousands of low- and moderate-income students in the San Francisco Bay Area, helping the next generation learn the principles of saving, banking, credit card use and other basic financial skills.

•

Giving Programs – We believe strongly in giving back to our communities, both by community service and monetary gifts. In 2018, we joined the Pledge 1% movement and committed to give 1% of our time to charitable causes. We have also partnered with TUGG (Technology Underwriting Greater Good) since 2011 to sponsor and expand participation in Tech Gives Back, the tech industry’s largest single day of community service spanning events across the country. Since 2004, we have partnered with Best Buddies International, an organization dedicated to building community with those with intellectual and developmental disabilities, raising funds through active events across the country and hiring members of the Best Buddies jobs program at SVB.

•

Diversity and Inclusion – As recognized by our inclusion in the Bloomberg Gender Equality Index, we have focused on fostering diversity and promoting inclusion at the company and beyond. We have accomplished this through corporate-wide initiatives, including hosting trainings and workshops on unconscious bias, sponsoring leading conferences focused on professional development for women, and serving as founding partner and global sponsor to theBoardlist, a resource designed to help recruit women for corporate board positions. In 2018, we joined Paradigm for Parity, a coalition of business leaders seeking to achieve corporate gender parity by 2030, and helped launch All Raise, a movement to double the percentage of women in venture capital partner roles over the next decade and grow funding for female founders to 25% in the next five years, as a founding partner and sponsor. Our UK branch has also promoted diversity in the innovation sector by sponsoring Backstage Capital’s accelerator program, a program that supports underrepresented founders throughout the world, and sponsored Diversity VC, a group of UK venture capitalists that focus on helping change the ratio at both venture capital firms and the companies they invest in, and is a member of Stonewall, an organization that helps employers make LGBTQ employees feel included at work.

•

Political Activities – Our corporate responsibility includes participating in the political and public policy process, specifically in areas that impact the innovation economy and the banking industry, as well as our clients, stockholders, employees, communities, and business. It is important that we engage with legislators and policymakers, where appropriate, or support initiatives to advocate constructively for the long term interests of SVB and our key constituents. Our political activities are subject to the oversight of our Governance Committee, who recognize the importance of appropriate governance and risk management of our corporate political activities, and reviews our activities for alignment with SVB’s business, strategy, reputation and mission, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal political action committee. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to our policies.

•

Environmental Sustainability – As recognized by our inclusion in Barron’s list of 100 Most Sustainable U.S. Companies 2019, we have also invested in environmental sustainability both by implementing energy efficiencies internally that have significantly reduced carbon emissions and promoting sustainable practices in certain of our workplaces and by supporting companies that are developing energy and resource efficiency solutions. For example, our headquarters in Santa Clara has sustainable food sourcing, reduces waste by using compostable materials and gives back to the community through a food donation program. In addition, our Salt Lake City, Utah office utilizes carpets made of 100 percent recycled materials, while our San Francisco office incorporates bio-walls that actively reduce indoor air pollution. In addition, we support sustainability by financing companies that are developing energy and resource efficiency solutions, including Crop Enhancement, which is providing environmentally-friendly biodegradable crop protectants, and OhmConnect, whose software encourages consumers to reduce electricity consumption and find cleaner sources.

For further information regarding our ESG practices, please see our website under “About Us—Living Our Values.”

18	2019 PROXY STATEMENT

BOARD COMMITTEES

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are six (6) core standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

COMMITTEE INDEPENDENCE AND AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of Messrs. Robinson and Dunbar and Ms. Jabal are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication” as defined under the rules of NASDAQ.

COMMITTEE GOVERNANCE

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. The charters of each committee are available on our website, www.svb.com under “About Us—Investor Relations—Corporate Governance.”

The charters provide that each committee have adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. The assessments are conducted on an annual basis and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

COMMITTEE CHAIRPERSONS/MEMBERSHIP, RESPONSIBILITIES AND MEETINGS

All chairpersons of our six standing committees are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with executive and senior management on all committee matters, as appropriate.

Each committee meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

19	2019 PROXY STATEMENT

The names of the members (chairpersons’ names in bold) and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee – John Robinson, Roger Dunbar, Kim Jabal and Mary Miller

•	Quality and integrity of our financial statements, including internal controls over financial reporting.

•	Independent auditor of the Company, including its qualification, independence, engagement, compensation and performance.

•	Internal audit function of the Company, as well as other key areas including information technology, security (including cybersecurity), litigation and regulatory enforcement matters.

Compensation Committee – Garen Staglin, John Clendening, Jeff Maggioncalda and John Robinson

•	Overall compensation strategies, plans, policies and programs.

•	Executive and director compensation approval.

•	Compensation risk management, including annual compensation-related risk assessments.

Credit Committee – Kate Mitchell, John Clendening, Jeff Maggioncalda and John Robinson

•	Credit and lending strategies, objectives and risks, primarily of the Bank.

•	Credit risk management, including reviewing internal credit policies and establishing portfolio limits.

•	Quality and performance of the credit portfolio.

Finance Committee – Joel Friedman, Eric Benhamou, Roger Dunbar and Mary Miller

•	Financial strategies, objectives and risks relating to capital and liquidity management, investments, derivative activities, and funds management.

•	Annual budget of the Company, and recommendation to the Board for approval.

•	Compliance with certain applicable financial regulatory requirements, including capital adequacy/planning.

•	Material corporate development matters that may result in a significant financial impact.

Governance Committee – Eric Benhamou, Roger Dunbar, Joel Friedman, Kate Mitchell and Garen Staglin

•	Corporate governance practices, including our Corporate Governance Guidelines.

•	Annual performance evaluation processes of our Board and its committees and the CEO.

•	Identification and nomination of director candidates.

•	Regulatory compliance function of the Company, including financial crimes risk management.

Risk Committee – Roger Dunbar, Eric Benhamou, Joel Friedman, Kate Mitchell, John Robinson and Garen Staglin

•	Enterprise-wide risk management policies of the Company.

•	Operation of our enterprise-wide risk management framework.

•	Risk Appetite Statement of the Company, including recommendations to the Board regarding any changes.

•	Overall risk profile of the Company.

20	2019 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act and meet the applicable heightened independence criteria under SEC rules. In addition, Messrs. Robinson and Dunbar and Ms. Jabal meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2019, the Audit Committee considered, among other factors: KPMG LLP’s performance on prior audits; the quality, efficiency and cost of KPMG LLP’s services; KPMG LLP’s knowledge of the Company’s business and the banking industry; and overall relationship with the Audit Committee and management. (See “Proposal No. 5 — Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Audit Fees and Services” for more information about the Audit Committee’s oversight of KPMG LLP’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including information technology and security (including cybersecurity). To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Head of Internal Audit (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Our Head of Internal Audit reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2018

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2018, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2018. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

21	2019 PROXY STATEMENT

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

John Robinson (Chair)	Roger Dunbar	Kim Jabal	Mary Miller

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2018 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Garen Staglin (Chair)	John Clendening	Jeff Maggioncalda	John Robinson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the Compensation Committee performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. See discussion above under “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

22	2019 PROXY STATEMENT

COMPENSATION FOR DIRECTORS

OVERVIEW

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. In addition, our director compensation is designed to be tied to business performance and stockholder returns, and to align director and stockholder interests through director ownership of the Company’s stock. The Compensation Committee oversees and approves our director compensation. In doing so, the Compensation Committee reports to and, as appropriate, consults with, the full Board on all relevant matters. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

2018 Director Compensation Highlights

In May 2018, the Compensation Committee reviewed the director compensation structure for the 2018-2019 director term and made certain changes to better align with its peer and S&P 500 index company practices and pay levels. Those changes included:

•

Elimination of Committee Meeting Fees – replaced committee meeting fees with annual committee member retainer fees (Board meeting fees were previously eliminated in 2017), as described in the Schedule of Director Fees below;

•	Retainer Adjustments – adjusted each director’s annual equity and cash retainer awards as follows:

¡	Equity Award Value (had not changed in over 10 years) - increased from $100,000 to $125,000 (except Board Chair); and

¡	Cash Retainer - increased from $60,000 to $70,000.

•

Equity Award Calculation Methodology – to align with the methodology for determining executives’ equity grants, the determination of the number of shares to be granted to directors based on their equity award value was changed to be based on the 30-day average stock price from date of grant, instead of the grant date stock price.

2018 director compensation reflected not only the adjustments in retainer amounts, but also: (i) partial-year payments of committee meeting fees (under the prior compensation framework applicable to the 2017-2018 director term) and payment of committee member retainer fees for the full 2018-2019 director term; and (ii) the impact of the actual value of equity granted due to the volatility of our stock price, which resulted in a 30-day average stock price of $254.00 (as compared to the grant date closing stock price of $305.46). No further material changes are expected for the 2019-2020 director term.

Compensation also reflects compensation for each director’s memberships for their various Board committee assignments. The Director’s Compensation Table below sets forth the current committee membership assignments, as well as the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2018.

	Board Committee Membership
Name							Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
Roger F. Dunbar (Board Chair)	X			X	X	C	247,500	240,397	487,897
Eric A. Benhamou				X	C	X	122,000	150,286	272,286
David M. Clapper(2)							13,500	-	13,500
John S. Clendening		X	X				87,674	150,286	237,960
Joel P. Friedman				C	X	X	125,000	150,286	275,286
Kimberly A. Jabal	X						95,000	150,286	245,286
Lata Krishnan(2)							6,500	-	6,500
Jeffrey N. Maggioncalda		X	X				98,250	150,286	248,536
Mary J. Miller	X			X			117,500	150,286	267,786
Kate D. Mitchell			C		X	X	117,250	150,286	267,536
John F. Robinson	C	X	X			X	161,750	150,286	312,036
Garen K. Staglin		C			X	X	124,250	150,286	274,536

C – denotes Committee Chairperson

(1)

Values indicated for annual director equity awards reflect the fair value of restricted stock units based on the grant date closing stock price of $305.46, rather than the equity award calculation methodology, at the time of grant for the 2018-2019 director term.

(2)	Retired from the Board of Directors in April 2018 after 2017-2018 director term.

23	2019 PROXY STATEMENT

Elements of Director Compensation

Compensation for our non-employee directors
reflects a combination of cash (annual retainer fees
and committee retainer fees) and equity (annual
restricted stock unit awards), as outlined in the
Schedule of Director Fees to the right. The
chairpersons of the Board and each committee are
also entitled to annual chairperson fees.

Additionally, directors are eligible for reimbursement
for their reasonable expenses incurred in connection
with attendance at meetings or the performance of
their director duties in accordance with Company
policy.

Schedule of Director Fees (Effective May 2018)
Annual Director Retainer Fee	$70,000
Annual Chairperson Fee	$90,000, Board $20,000, Audit Committee $15,000, Compensation, Finance and Risk Committees $12,000, Credit and Governance Committees
Annual Committee Member Fees	$25,000, Audit Committee $12,000, Compensation and Finance Committees $8,000, Credit, Governance and Risk Committees
Annual Equity Retainer Award

Grant of restricted stock units subject to annual vesting with a total value of $200,000 and $125,000 for the Board Chair and each of the other non-employee directors, respectively. See “Equity Award Calculation Methodology” above for more information.

Director Equity Compensation; Deferral Election

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and are granted shortly after the Company’s annual meeting of stockholders. The awards vest in full upon the completion of the annual director term on the date of the next annual meeting. For 2018, the Board Chair and each other director were each granted 787 and 492 shares, respectively, of our Common Stock on May 1, 2018. As noted above, the number of shares granted was based on the 30-day average stock price of $254.00.

Non-employee directors may elect an irrevocable deferral of the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) the date of a change in control, (iv) death or (v) the date of disability. Ms. Mitchell and Mr. Staglin have elected to defer the settlement of their 2018 equity grants.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended and restated, including the following limitations (as provided under the plan):

•	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

•	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s Peer Group for the applicable year and other relevant and comparable market data and trends. The committee reviews, on at least an annual basis, each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee may make changes to director compensation to the extent it deems appropriate.

DIRECTOR EQUITY OWNERSHIP GUIDELINES

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee. The Compensation Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guideline and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2018, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

24	2019 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS POLICY

Our policy on related party transactions (“Related Party Policy”) governs transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K. We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Related Party Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review or approval of the Audit Committee if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person or party has or will have a direct or indirect material interest in the transaction. The following persons are considered “Related Parties” under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above.

We have implemented a framework to help identify potential related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investment transactions, compensation arrangements, or other business transactions involving us or our subsidiaries. Under this framework, we have processes in place that are designed to identify, review and escalate, as appropriate, proposed transactions involving a potential Related Party. Employees are also expected to escalate any transaction involving potential conflicts of interests pursuant to our Code of Conduct.

The Audit Committee has primary responsibility for reviewing these transactions, as well as certain related party loan transactions as described below, for potential conflicts of interest and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson. Additionally, the Governance Committee takes into consideration related party transactions involving our directors as part of its annual director independence review.

INSIDER LOAN POLICY

We also have in place a policy that permits the Bank to make loans (“Insider Loans”) to directors, executive officers and principal stockholders of the Bank or its affiliates and the related interests of those Insiders (“Insiders”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002, as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, our Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (i) are approved in advance by a majority of the Board of Directors of the Bank, if the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (ii) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (iii) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval may not participate either directly or indirectly in the voting to approve such extension of credit.

RELATED PARTY TRANSACTIONS

Ordinary Course Loan Transactions

Except as described below, during 2018, the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies, that were (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) not involving more than the normal risk of collectability or present other unfavorable features.

Employee Matters

SVB maintains a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Of our executive officers, Messrs. Beck, Becker, Cadieux, China, Cox, Descheneaux, Dreyer and Zuckert and Ms. Draper have each made commitments to QIFs in aggregate commitment amounts ranging from $50,000 to $1,025,000 depending on the number of QIF funds they participate in.

25	2019 PROXY STATEMENT

Vendor Arrangements

Cachematrix, a cash management platform provider for the Bank’s Cash Sweep Program, is controlled by BlackRock, Inc., which, together with its affiliates, is a greater than 5% owner of our outstanding voting securities. In 2018, we paid fees totaling approximately $670 thousand to Cachematrix. Additionally, we offer certain BlackRock investment funds, among other third party investment funds, under our Cash Sweep Program. In connection with offering BlackRock funds in our Cash Sweep Program, we earned approximately $16.8 million in fee sharing and related revenue for 2018. Client investments in the Cash Sweep Program are initiated and directed by clients themselves.

In addition, we have engaged The Vanguard Group, which, together with its affiliates, is a greater than 5% owner of our outstanding securities, as the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. We paid The Vanguard Group approximately $254 thousand in fees relating to these services rendered in 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2018 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

26	2019 PROXY STATEMENT

PROPOSAL NO. 2 – APPROVAL OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTOR ELECTIONS

        The Board of Directors Recommends a Vote “FOR” the approval of our Amended and Restated Certificate of Incorporation

PROPOSAL FOR APPROVAL

We are asking our stockholders to approve the Company’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting in director elections. The Board has approved the amendment, subject to approval from our stockholders at the Annual Meeting.

Summary of Amendment and Background

The Fifth Article of our Certificate of Incorporation currently requires cumulative voting in director elections if any stockholder requests it. Cumulative voting enables a stockholder to concentrate his or her voting power by allocating to one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares entitled to vote held by such stockholder, or to distribute those votes among two or more nominees using the same principle. As a result, a stockholder or group of stockholders holding a relatively small number of shares may be able to elect one or more directors by cumulating votes, even if a majority of stockholders oppose their election. Under Delaware law, stockholders do not have the right to vote their shares cumulatively in any election of directors unless a company’s certificate of incorporation provides otherwise.

The amendment would eliminate cumulative voting in elections of directors by deleting the relevant provision in the Fifth Article. A copy of the proposed Amended and Restated Certificate of Incorporation, as amended and restated (the “Amended and Restated Certificate of Incorporation”), is included as Appendix A to this Proxy Statement, marked with strike-outs to show the relevant deletions. If the Amended and Restated Certificate of Incorporation is approved by our stockholders, all director elections would be conducted using a standard voting method in which stockholders may cast only one vote per share per nominee, and directors would be elected using a majority voting standard, as described below.

Reasons for Amendment

The Board has determined that it is in the best interests of the Company and its stockholders to eliminate cumulative voting in all director elections for the following reasons:

•

Cumulative Voting is Not Standard Practice. After joining the S&P 500, the Governance Committee conducted a review of the Company’s governance practices under its organizational documents against market trends and practices of other S&P 500 companies, determining that cumulative voting is not standard market practice. Extremely few S&P 500 companies currently provide for cumulative voting, and none of our peer group of 18 other companies has cumulative voting.

•

Incompatible with Majority Voting. In February 2019 our Board amended our Bylaws to, among other changes aimed at enhancing our corporate governance practices, provide for a majority voting standard in uncontested director elections. Under a majority voting standard, nominees need to receive more “for” votes than “against” votes to be elected. Cumulative voting is incompatible with a majority voting standard and requires the use of a plurality voting standard. Cumulative voting is also fundamentally at odds with the objective of majority voting because it allows a relatively small number of stockholders to elect directors who may not be supported by a majority of the Company’s stockholder base. A voting method in which each share entitles its holder to one vote “for” or “against” a nominee promotes a democratic election of directors for all stockholders.

•

Directors Should Represent All Stockholders. Cumulative voting increases the chances that certain directors may be focused on the special interests of those minority stockholders who cumulated votes to elect them, which could impair the Board’s ability to operate effectively. The Company and the Board believe that each director should represent the interests of all stockholders rather than the interests of a minority stockholder or a special constituency.

•

Part of Our Corporate Governance Enhancements. As part of our continuous efforts to review and improve the Company’s corporate governance practices, in February 2019, the Board adopted amendments to our Bylaws. In addition to adopting a majority voting standard in director elections as described above, the amendments provide enhancements to the rights of our stockholders, including giving stockholders a proxy access right and eliminating supermajority requirements for our stockholders to amend certain sections of the Bylaws. The Board believes that the removal of cumulative voting, which brings the Company in line with its peers and the vast majority of other large U.S. public companies, is appropriate and complementary with these recent changes.

27	2019 PROXY STATEMENT

In light of the recent enhancements enacted by the Company to protect stockholder rights and the adverse consequences cumulative voting could produce, the Board believes this proposal to eliminate cumulative voting is in the best interests of the Company and our stockholders. If stockholders approve this Proposal No. 2, the Company’s Amended and Restated Certificate of Incorporation will become effective upon its filing with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting for director elections.

28	2019 PROXY STATEMENT

EXECUTIVE OFFICERS AND COMPENSATION

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation

Greg W. Becker	51	President and Chief Executive Officer

Dan J. Beck	46	Chief Financial Officer

Marc C. Cadieux	52	Chief Credit Officer

John D. China	53	Head of Technology Banking

Philip C. Cox*	52	Head EMEA and President of the UK Branch

Michael R. Descheneaux	51	President, Silicon Valley Bank

Michelle A. Draper	51	Chief Marketing Officer

Michael L. Dreyer*	55	Chief Operations Officer

Christopher D. Edmonds-Waters	56	Chief Human Resources Officer

Laura H. Izurieta	58	Chief Risk Officer

Michael S. Zuckert	60	General Counsel

*	Mr. Dreyer will retire as Chief Operations Officer of the Company in April 2019; thereafter, Mr. Cox will succeed Mr. Dreyer as the new Chief Operations Officer.

EXECUTIVE BIOGRAPHIES

Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Dan J. Beck, Chief Financial Officer, joined us in June 2017 and is responsible for our finance, treasury and accounting functions. Before joining the Company in 2017, Mr. Beck served as the Chief Financial Officer for Bank of the West, a subsidiary of BNP Paribas Group, from June 2015 to May 2017 and as Executive Vice President and Corporate Controller from June 2008 to June 2015. Prior to his tenure at Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a Bachelor’s degree in Accounting from Virginia Commonwealth University and a Bachelor’s degree in Biology from Virginia Polytechnic Institute and State University.

Marc C. Cadieux, Chief Credit Officer, oversees our credit administration function. Mr. Cadieux joined us in 1992 and has held a variety of positions of increasing responsibility in the areas of credit administration, business development and relationship management during his tenure with the Company. Mr. Cadieux was previously the Division Risk Manager for SVB’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the United States, Canada, the United Kingdom and Israel. Mr. Cadieux was appointed as Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013. Prior to joining the Company, Mr. Cadieux held several credit-related positions with Pacific Western Bank and Bank of New England. Mr. Cadieux holds a Bachelor’s degree in Economics from Colby College.

29	2019 PROXY STATEMENT

John D. China, Head of Technology Banking, oversees the growth of our technology banking business. Mr. China joined us in 1996 as Senior Relationship Manager and has since held a variety of positions with the Company, including Head of Venture Capital Management and Head of Venture Capital and Private Equity division. Mr. China was appointed as the Head of Relationship Management in 2010, Head of Relationship Banking in 2014, and Head of Technology Banking in 2017. Mr. China is a member of the boards of DEMO; H2 Global, a digital industry leadership network; BUILD, a nonprofit organization dedicated to educating under-resourced youth through entrepreneurship, and Meals on Wheels San Francisco; and the advisory boards of Alpha Club, a networking community of founders, CEOs and technology influencers, and York Butter Factory, an Australian coworking and startup incubator space. Mr. China holds a Bachelor’s degree in Industrial Engineering from Stanford University.

Philip C. Cox, Head of Europe, Middle East and Africa; President of the UK Branch, is focused on the international development of our business and is responsible for our UK branch. Mr. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business, prior to his appointment to his current role in 2012. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to his tenure at Torex Retail PLC, Mr. Cox spent approximately 23 years with NatWest/RBS Group in a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael R. Descheneaux, President, Silicon Valley Bank, oversees the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration. Mr. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he was responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business until he assumed his current role in 2017. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004-2006) and held various leadership positions with Arthur Andersen (1995-2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant, as well as a member of the Texas State Board of Public Accountancy.

Michelle A. Draper, Chief Marketing Officer, is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us in 2013, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. from 1992-2013, including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Michael L. Dreyer, Chief Operations Officer, is responsible for the Company’s global technology and infrastructure functions. Prior to joining us in 2015, Mr. Dreyer served as the Chief Operations Officer and President of the Americas for Monitise, where he was responsible for the design, build and operations of Monitise’s technology globally, as well as its Americas business (2014-2015). Prior to that, Mr. Dreyer was the Chief Information Officer at Visa Inc., where he was responsible for company’s systems and technology platforms (1998-2014). Mr. Dreyer has also held various senior level positions at American Express, Prime Financial, Inc., the Federal Deposit Insurance Corporation (FDIC) and Bank of America. He has been on the board of directors of Finisar Corporation since 2015, and F5 Networks Inc., since 2012, and joined the Board of Deep Labs as an independent director in 2018. Mr. Dreyer holds a Bachelor’s degree in Psychology and a Master’s degree in Business Administration from Washington State University.

Christopher D. Edmonds-Waters, Chief Human Resources Officer, oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Mr. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness and was appointed to his current role in 2007. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. from 1996–2003 and began his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s degree in Intercultural Communications from Arizona State University and a Master’s degree in Human Resources and Organization Development from the University of San Francisco.

30	2019 PROXY STATEMENT

Laura H. Izurieta, Chief Risk Officer, is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. From 2000 until joining the Company in 2016, Ms. Izurieta held various roles of increasing responsibility at Capital One, including Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology, and most recently Executive Vice President and Chief Risk Officer, Retail and Direct Bank. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

Michael S. Zuckert, General Counsel, is responsible for all our legal and government affairs matters. Prior to joining the Company in 2014, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc. and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert is a director of the Law Foundation of Silicon Valley and the Global EIR Coalition, a member of the leadership council of Tech:NYC and a member of the Investment Committee of Waterman Ventures as well as an advisory member of the Board of the Silicon Valley Directors’ Exchange. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

31	2019 PROXY STATEMENT

PROPOSAL NO. 3 – ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. This vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stakeholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.

Approval, on an advisory basis, of our executive compensation requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s executive compensation.

32	2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2018 executive compensation program, primarily as it relates to our “named executive officers” (“NEOs”).

CD&A EXECUTIVE SUMMARY

Message from the Compensation Committee...

We, as the Compensation Committee of the Board of Directors (“Compensation Committee”), have the delegated responsibility of primary oversight over the design and execution of the Company’s executive compensation program. In designing our 2018 executive compensation program, we stayed consistent with our core compensation strategy and philosophy. We continued to focus on:

Committee Members Garen Staglin, Chair John Clendening Jeff Maggioncalda John Robinson

•  Performance – Setting challenging performance metrics aligned with our strategic business and growth objectives, as well as stockholder interests;

•  Risk – Establishing a compensation framework that incents consistent and sustainable long-term performance, but without encouraging undue risk-taking; and

•  Talent – Setting appropriate compensation to attract and retain the executive talent critical to our business.

While we did not make any material changes to our executive compensation program for 2018, we continued to make enhancements to evolve our program, as appropriate. Specific highlights of our 2018 program include:

¡  Adopted an executive recoupment (or clawback) policy

¡  Introduced a new PRSU performance metric to drive our strategic business objectives

¡  Continued focus on competitive pay-for-performance framework

¡  Balanced pay mix with an emphasis on long-term, performance-based pay

Overall, we were pleased to see another year of strong performance delivered by the Company. Our pay decisions reflected that performance, taking into account the Company’s pace of ongoing growth and increasing global business and regulatory complexities. In 2019, we will continue our focus and commitment to setting a compensation framework to effectively drive the Company’s sustainable, long-term global growth and strategy.

Executive Compensation Elements At-A-Glance

CASH		EQUITY

Base Salary	ICP	PRSUs	Stock Options	RSUs
------------------------- Short-Term Emphasis ----------------		------------------------------------------------ Long-Term Emphasis --------------------------------------------------
Ongoing	1-Year Performance Period	3-Year Performance Period	4-Year Vesting Period
Fixed	Performance-Based			Fixed^
----------------------------------------------------------------------------- Applicable Performance Metrics*-------------------------------------------------------
	ROE	TSR Strategic Business Objectives	Stock Price Appreciation^

*	ICP and PRSU performance are determined based on Compensation Committee judgment and where applicable, formulaically.
^	Any incremental value realized above the grant value of stock options and RSUs, as well as earned PRSUs, is based on stock price appreciation.

Glossary of CD&A Terms		2018 NEOs
DCP – Deferred Compensation Plan EPS – Earnings Per Share ERM – Enterprise-wide Risk Management ICP – Incentive Compensation Plan NEO – Named Executive Officer	PRSU – Performance-Based Restricted Stock Unit ROE – Return on Average Equity RSU – Restricted Stock Unit TSR – Total Stockholder Return

Greg Becker, President and Chief Executive Officer

Dan Beck, Chief Financial Officer

Michael Descheneaux, President, Silicon Valley Bank

John China, Head of Technology Banking

Michael Dreyer, Chief Operations Officer

33	2019 PROXY STATEMENT

2018 CEO COMPENSATION HIGHLIGHTS

2018 Company Performance

The Compensation Committee considers a variety of factors on a formulaic, as well as discretionary, basis, in funding and determining actual CEO and executive compensation. As further detailed in the Proxy Summary Information section at the beginning of this Proxy Statement, the Company delivered outstanding performance in 2018.

In particular, EPS and total net income nearly doubled, reflecting increases of 97% and 99%, respectively, compared to the prior year of 2017. The Company’s annual ROE for 2018 was 20.57%, reflecting a 66% year-over-year increase.

Total Stockholder Return Ranked #2 among applicable peer group (for purposes of determining the 2016-2018 PRSU awards)

2018 CEO Pay Summary

Recognizing the Company’s strong multi-year performance over the recent years (including 2018), solid core business fundamentals, and overall growth, the Board awarded Mr. Becker total compensation of $7.6 million for 2018, which represented a year-over-year increase of approximately 25%. Based on SEC-reported total compensation (as set forth in the Summary Compensation Table), primary factors driving the increase include:

•  Target Pay - increases in target ICP and long-term equity compensation of approximately 10% each; and

•  Actual Pay – above-target ICP award, commensurate with the Company’s outstanding above-target performance.

CEO Target Pay Design - Continued Emphasis on Long-Term, Performance-Based Pay

2018 CEO Target Pay Mix	Short-Term/Long-Term CEO Target Pay		Fixed/Performance-Based CEO Target Pay
(Compared to 2018 Peer Group*)

84% Total Pay At-Risk	Short-Term Pay: Base Salary, ICP	Long-Term Pay: PRSUs, RSUs, Stock Options	Fixed Pay: Base Salary, RSUs	Performance-Based Pay: ICP, PRSUs, Stock Options

*	Based on 2017 peer proxy compensation data.

34	2019 PROXY STATEMENT

EXECUTIVE COMPENSATION AND PRACTICES - SUMMARY

Highlights of our executive compensation program and practices are set forth below: (details are further discussed in this CD&A section)

Compensation Oversight and Governance	Focus on Stockholder Interests

•  Independent Board* oversight of CEO compensation (based on the Compensation Committee’s recommendations)

•  Independent Compensation Committee oversight of non-CEO executive compensation

•  Independent compensation consultant to the Compensation Committee

•  Active Compensation Committee engagement (held 11 meetings in 2018)

•  Say on Pay vote on an annual basis (Say on Pay approval rate of 96.6% of votes cast in 2018)

•  Robust executive equity ownership guidelines

•  Continuing stockholder outreach to solicit feedback and to discuss our business and practices (throughout the year)

•  Performance metrics focused on stockholder return (including TSR and ROE)

Compensation Risk Management	Other Executive Compensation Practices

•  Recoupment (or clawback) policy applicable to executives

•  Compensation risk management (including annual risk assessment, and internal audit and ERM involvement)

•  Minimums/maximums applied to incentive awards (minimum performance thresholds and maximum funding limits)

•  No hedging or pledging (executives not permitted to hedge ownership of our securities through selling puts or shorts, or to pledge our securities to secure personal obligations)

•  Competitive benchmarking against peers (both compensation and performance)

•  Double trigger change in control severance (under our executive Change in Control Plan)

•  No 280G excise tax gross-ups (under our executive Change in Control Plan)

•  No individual employment agreements for executives (unless required by law)

•  No executive perquisite/benefit programs

•  No special executive retirement benefits; no pension or SERP plans

* Independent members acting as a committee, without CEO participation

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The key compensation philosophy and objectives of our executive compensation program and practices are as follows:

•  Aligning the interests of our stockholders, our Company and employees;

•  Linking pay to Company and individual performance through appropriate performance metrics and consideration of market and business environment dynamics;

•  Maintaining an appropriate pay mix, with an emphasis on performance-based pay and long-term incentive compensation;

•  Paying competitively based on external market standards, while considering internal parity;

•  Recruiting and maintaining a cohesive, top-talent executive management team; and

•  Focusing on strong governance and risk management practices.

Our compensation philosophy and program take into consideration our business objectives (including our long-term global growth); the relative complexity our business diversity represents in an organization of our size; stockholder interests; appropriate risk management practices; emerging trends in executive compensation (particularly for financial institutions); applicable regulatory requirements; and market practices.

35	2019 PROXY STATEMENT

COMPENSATION GOVERNANCE AND RISK MANAGEMENT

Role of Compensation Committee; Compensation Committee Meetings

All members of the Compensation Committee are “independent” under applicable NASDAQ rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. More specifically, the committee determines compensation strategy, chooses and sets applicable performance metrics, selects forms of compensation, determines the overall pay mix, sets target pay levels, and approves final executive compensation awards. In the case of the CEO, however, the Compensation Committee makes recommendations about CEO pay decisions for approval by the independent members of the full Board, and in the case of the Chief Risk Officer (“CRO”), the Risk Committee also approves CRO pay decisions. The committee reviews and approves the compensation of all other non-CEO executive and Section 16 officers. In carrying out its oversight responsibilities, the committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval. (In this CD&A section, where we note any compensation decisions made by the Compensation Committee, the Board decides as it pertains to the CEO.)

The Compensation Committee is also focused on monitoring performance against set goals and approving funding accruals, as well as other aspects of the compensation program, including, among other things, peer group review, compensation risk review, and monitoring market and governance trends impacting compensation.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2018, the committee held 11 meetings.

Role of the Independent Board Members

Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board (all Board members except the CEO, acting as a committee) review and approve the compensation for the CEO. Such review and approval are conducted during the executive sessions, where neither the CEO nor any other member of management is present.

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters, as well as his input and recommendations for compensation for the executive officers of the Company (excluding himself). He does not participate in any deliberations relating to his own compensation. The committee considers the CEO’s input and recommendations, but retains full discretion to approve all non-CEO executive compensation.

Role of Compensation Committee Consultant

The Compensation Committee retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the committee’s charter. The Compensation Committee in its sole discretion selects the consultant and determines its compensation and the scope of its responsibilities.

In 2018, Pay Governance assisted the Compensation Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on director and executive compensation levels and practices, including review and recommendations on director, CEO and other executive compensation and evaluation of CEO pay and Company performance; assessment of realizable pay and performance; advice on the Company’s peer group; guidance on the design of our compensation plans and policies, including recoupment policy and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s annual review of potential risks associated with our compensation programs; recommendations regarding our 2006 Equity Incentive Plan; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.

Pay Governance provides services only to the Compensation Committee, and not to the Company, and did not provide any additional services to the committee outside of executive and director compensation consulting during 2018. In addition, the Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2018.

36	2019 PROXY STATEMENT

Compensation Risk Management

A primary area of focus of the Compensation Committee is compensation risk management. The committee, together with its compensation consultant, conducts annual risk assessments of our compensation program, which include process, tone and culture. Our compensation risk management processes also includes involvement from our Internal Audit and ERM functions. Based on these various steps, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, our compensation programs and risks are routinely discussed at the Board level, both with and without the CEO present. In particular, the chairperson of our Compensation Committee reports to and discusses compensation risk issues with the full Board and the Risk Committee. The chairperson of the Compensation Committee and one other member of the committee (who also serves as the chairperson of the Audit Committee) are members of the Risk Committee of the Board of Directors. Additionally, certain compensation matters are also reviewed with the Audit Committee, specifically as it relates to exclusions under our ICP funding.

ANNUAL SAY ON PAY; FOCUS ON STOCKHOLDERS

Say on Pay Annual Frequency

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

In 2018, over 96.6% of the votes cast approved our 2017 executive compensation program (as described in our 2018 proxy statement). In light of the strong voting support and the extent of other feedback we have solicited from our stockholders, the Compensation Committee remained consistent with our executive compensation philosophy, policies or overall program, and did not make any material changes. Nevertheless, we continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

Stockholder Focus and Outreach

We are focused on the interests of our stockholders. Our two primary performance metrics selected for our performance-based incentive awards that measure stockholder return are: (i) TSR (for our executives’ PRSUs); and (ii) ROE (for our annual incentive compensation awards). We measure performance against our own goals and/or relative to our peer performance. Additionally, we conduct active investor outreach activities throughout the year to engage with our stockholders. Additionally, as part of our annual proxy statement preparation process, we routinely and proactively reach out to our key stockholders to invite their feedback, including their view about our executive compensation program. We did not receive any feedback from stockholders in 2018 that prompted any material changes to our compensation program.

COMPENSATION DECISION CONSIDERATIONS

As further discussed below, in making compensation decisions, the Compensation Committee considers a variety of factors and data, including peer benchmarking and other industry data, performance considerations, and application of committee discretion, if and as necessary.

Competitive Benchmarking Against Peers

For 2018, the Compensation Committee benchmarked and compared our compensation and performance with our peer companies, in a manner consistent with prior years.    Our 2018 Peer Group companies remained the same as 2017 and are listed below.

The Compensation Committee, with its compensation consultant and management, reviews on at least an annual basis, the composition of the peer group. In determining the composition, the Compensation Committee considers various factors and characteristics including, among other things, industry, business model, complexity of the business, geography, market capitalization, asset size, assets under management, number of employees, performance on financial and market-based measures, and extent they compete with us for talent.

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the 2018 Peer Group. Such comparative data provides helpful market information about our peer companies, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic

37	2019 PROXY STATEMENT

approach, in determining executive pay levels. The Compensation Committee also utilizes other resources, including published compensation surveys (from Towers Watson and McLagan) and other available proxy and compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

2018 Peer Group
Associated Banc-Corp BOK Financial Corporation Comerica Incorporated Commerce Bancshares, Inc. Cullen/Frost Bankers, Inc. E*TRADE Financial Corporation	East West Bancorp, Inc. First Republic Bancorp Huntington Bancshares KeyCorp M&T Bank Corporation New York Community Bancorp Inc.	Northern Trust Corporation Regions Financial Corporation Signature Bank Umpqua Holdings Corporation Webster Financial Corp. Zions Bancorporation

Performance

One of the primary areas of focus of the Compensation Committee is on the design of performance-based compensation, including selecting and setting appropriate performance metrics and measuring actual performance against those metrics. The committee devotes much of their meeting time throughout the year on monitoring performance of current year performance-based awards, as well as designing and planning performance metrics for the following and future years. In designing performance metrics, the committee reviews market and peer practices, as well as seeks the input of the CEO to take into account key areas of strategic and business focus. As further discussed in this CD&A section, specific performance metrics for annual and long-term incentive awards include ROE, TSR, selected fee income (for long-term performance-based awards granted prior to 2018), and relative performance against peers. For 2018, the Compensation Committee introduced an additional PRSU performance metric to drive our strategic business objectives, focusing on improving our future operating leverage through transforming key business processes and implementation of scalable solutions.

Individual Performance

In making compensation decisions or recommendations for individual executives, the Compensation Committee takes into consideration the performance reviews conducted for each executive officer, which includes the executive’s self-review of the prior year’s performance. The committee meets and discusses with the CEO his assessment of the performance of the other executive officers, based on such self-reviews and the CEO’s own evaluation. The independent members of the Board meet and discuss, without the CEO present, their collective performance assessment of the CEO, taking into consideration his self-review and the individual evaluation provided by each Board member.

Executives are evaluated based on individual performance and overall contributions, in addition to Company performance against the broader corporate performance metrics discussed above. Specifically, individual evaluation criteria may include, among other things: skills and expertise, demonstrated leadership, development of strategy, span of responsibility, achievement of corporate and personal goals, risk management, talent management, regulatory compliance, and alignment with the Company’s core values. The overall performance assessment by the Compensation Committee (or the Board) of each individual executive is also taken into consideration in setting his or her total target compensation for the following year.

Committee Decisions

The performance metrics utilized for executive compensation, where applicable, are largely used for funding determination purposes. Subject to that funding, the determination of actual awards to executive officers are decided by the Compensation Committee (or in the case of the CEO, the independent members of the Board), based on its discretion. We believe that discretion is a vital part of our compensation decision processes, as it allows the Compensation Committee (or in the case of the CEO, the Board) to better link executive pay to actual performance. Discretion, both positive and negative, allows directors to make appropriate pay decisions based on their informed business judgment, particularly in circumstances where there may be other relevant performance factors or unforeseen circumstances that should be considered beyond the actual performance metrics. With that said, discretion is carefully considered and judiciously applied. For example, the Compensation Committee (or the Board) exercises discretionary judgment in determining items to be excluded from ICP funding (see “Annual Cash Incentives (ICP) – ICP Funding Methodology” below), which in 2018, resulted in the reduction of overall ICP funding. Or, despite having the discretion to adjust awards, the Compensation Committee has (since inception of the 3-year design) followed the formulaic funding design in determining the performance-based vesting of the PRSU awards. The Compensation Committee continues to believe that a balanced utilization of performance metrics and committee discretion leads to appropriately calibrated compensation for executives.

38	2019 PROXY STATEMENT

ELEMENTS OF EXECUTIVE COMPENSATION

In designing compensation for our executives, the Compensation Committee (and in the case of the CEO, the Board) reviews each executive’s total target compensation package holistically, balancing long-term and short-term pay, cash and equity compensation, and performance- and non-performance-based pay, and taking into account market competitiveness and internal parity. The primary elements of executive compensation are discussed below:

Base Salary

We pay base salaries in order to provide executives with a
reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the
Compensation Committee and adjusted as appropriate, typically to reflect merit increases, promotions or changes in
responsibilities, or market adjustments. Base salaries are
determined on an individual basis. When determining any base salary increases, the Compensation Committee considers an
individual’s total compensation package, his or her performance,
Company performance, comparative peer and market
compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

NEO	Year-Over- Year Increase (%)	2018 Annual Base Salary ($)
Greg Becker	—	950,000
Dan Beck	4.8	550,000
Michael Descheneaux	3.6	725,000
John China	6.7	560,000
Michael Dreyer	5.0	525,000

In 2018, each NEO, except the CEO, received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as applicable.

Annual Cash Incentives (ICP)

	(% of Annual Salary)

Our NEOs, as well as other executives and employees, participate in the Company’s ICP, our annual cash incentive plan that rewards based on individual and Company performance. Each executive
participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Executive incentive targets are set by the Compensation Committee based on the objective of balancing overall total target pay mix with an appropriate allocation of at-risk compensation, as well as comparative peer and market compensation data for their respective positions.

In 2018, the Compensation Committee adjusted Mr. Becker’s
incentive target based on market compensation data. No changes were made to the other NEOs’ incentive targets.

NEO	Year-Over- Year Increase (%)	2018 Annual ICP Target (%)
Greg Becker	10.0	110
Dan Beck	—	70
Michael Descheneaux	—	90
John China	—	80
Michael Dreyer	—	80

ICP Funding Methodology

Each year, the Compensation Committee establishes metric(s) that it will use to measure Company performance for ICP funding purposes, on an absolute basis, as well as relative to peers. For 2018, the Compensation Committee stayed consistent with its methodology for funding the ICP, utilizing ROE as the primary performance metric on an absolute and relative basis. The committee believes that it continues to be an appropriate indicator of financial performance that drives stockholder value.

•  ROE Performance Against Annual Budget (Two-Thirds (2/3) of Pool) – Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance (as adjusted for the exclusions discussed below) relative to our Board-approved annual target (budget) ROE, as illustrated by the graph below to the left. There is a funding maximum of 200% of target (for achievement of 150% or over of our target ROE). Additionally, the funding slope applicable to the sub-pool for executives is steeper below target than the general broad-based pool, where there is no formulaic funding for executives if the Company meets less than 90% of its annual target ROE (compared to 80% of the target for employees).

39	2019 PROXY STATEMENT

Exclusions/Adjustments

The Compensation Committee retains discretion to determine the extent to which the Company met its budgeted ROE performance target. It may adjust for out of the ordinary or non-recurring items, or other items that are subject to factors beyond management’s control, such as investment securities gains and losses or interest rate changes. Adjustments are determined by the Compensation Committee, in coordination with the Audit Committee, who assesses the adjustments based on impact to the Company’s financials. Similar to prior years, for 2018, excluded items included the impact from: (i) certain changes in Federal Reserve interest rates (not otherwise included in the annual budget); (ii) certain gains or losses from the Company’s investment securities (including non-marketable securities, warrant securities and available-for-sale securities), largely because performance of such securities are subject to market performance beyond the Company’s control; (iii) certain tax-related adjustments; and (iv) other items relating to one-time events or out-of-period adjustments. The net impact of all 2018 exclusions resulted in a lower adjusted ROE that reduced the overall funding of the 2018 ICP pool.

2018 exclusions determined by the Compensation Committee resulted in a reduction in overall ICP funding

•  ROE Performance Against 2018 Peer Group (One-Third (1/3) of Pool) – The other one-third (1/3) of the total incentive pool is funded based on the Company’s actual (unadjusted) ROE performance of 20.57% relative to the 2018 Peer Group, as illustrated in the graph to the right. There is no payout if our performance falls in the bottom five positions, and a payout maximum if our performance falls in the top four positions. The extent of funding earned is subject to straight-line interpolation based on ROE performance between the fifth and fourteenth ranked companies.

While the Compensation Committee retains discretion to fund a portion of the ICP pool if performance thresholds are not achieved, this discretion was not exercised in 2018.

2018 ICP Pool Funding

For 2018, the Compensation Committee approved the funding of the total ICP pool at 167% of total target, based on:

•	Budget Performance – the Company achieved annual ROE (as adjusted) of 19.71% against the annual target ROE of 15.73%, resulting in the funding of 151% for 2/3 of the total pool; and
•	Relative Peer Performance – the Company ranked in the first position against our 2018 Peer Group, resulting in the maximum funding of 200% for 1/3 of the pool.

2018 NEO ICP Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2018, each NEO was awarded the ICP amounts set forth in the table to the right.

NEO	2018 ICP Award	($)
Greg Becker	1,745,000
Dan Beck	700,000
Michael Descheneaux	1,100,000
John China	750,000
Michael Dreyer	675,000

In determining 2018 awards, the independent members of the Board (with respect to Mr. Becker) and the Compensation Committee (with respect to the other NEOs) considered a variety of factors that they believed to be relevant, including: (i) the overall strong performance of the Company and the respective areas of oversight of each NEO in 2018, and (ii) each NEO’s contributions to our business and financial results, execution of our 2018 corporate initiatives, corporate risk management, and broader leadership within the organization. Based on strong Company and individual performance, the NEOs received ICP awards between 161% to 182% of their applicable ICP targets, most of whom were at or close to the ICP funding percentage of 167%.

40	2019 PROXY STATEMENT

Specifically for Mr. Becker, key factors considered included:

•	Strong financial performance and growth in 2018:

◾ Annual EPS increase by 97% ◾ Annual net income increase by 99% ◾ Annual ROE increase by 66% ◾ Average total asset growth by 14% ◾ Average total loan balances (net of unearned income) increase by 21%

◾ Average total client funds (deposits and total client investment funds) balance growth by 31%

◾   Core fee income growth of 36%[1]

◾   Continued stable credit performance (net loan charge-offs were 0.22% of total gross loans)

◾   Strong overall capital and liquidity management

•	Strong execution of the Company’s strategy
•	Continued focus on the growth of the core banking business domestically and internationally, including the opening of our German branch and continued progress to open our Canada branch
•	Acquisition of Leerink Partners, a life science and healthcare investment banking firm
•	Strengthening of the corporate brand and steadfast focus on client satisfaction, including net promoter scores
•	Continued focus on risk management and regulatory compliance
•	Continued focus on employee engagement and diversity and inclusion initiatives
•	Ongoing development and succession planning of executive and non-executive leadership

Key factors considered by the Compensation Committee for the other NEOs, included: (i) for Mr. Beck, excellence in execution of overall financial management and outstanding leadership in the Leerink acquisition and key initiatives to improve our operating leverage; (ii) for Mr. Descheneaux, his exceptional leadership of our core banking business (including business growth, global expansion and strategic execution), as well as the expansion of the SVB Capital platform; (iii) for Mr. China, his effective leadership of our Technology Banking business, and continued focus on client relationships and strategic partnerships for the bank; and (iv) for Mr. Dreyer, his strong leadership in the continued strengthening of the Company’s operations, technology and infrastructure to enable scalable growth and to increase efficiencies.

Long-Term Equity Incentives

Allocation of Total Target Equity Award

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

In 2018, the Compensation Committee continued to focus on long-term, performance-based equity compensation, keeping consistent with the equity mix from the prior year. The committee determined a target equity award total value for each NEO based on peer benchmarking comparisons, and granted a mix of 50% PRSUs, and 25% each of stock options and time-based vesting RSUs. For information about the actual grants made in 2018, see the “Grants of Plan-Based Awards” under “Compensation for Named Executive Officers.”

Stock Options and Restricted Stock Units (RSUs)

Stock options and RSUs are subject to annual vesting over a 4-year period. The stock options have a maximum term of 7 years. No performance-based criteria is associated with stock options and RSUs, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of the our Common Stock. 2018 annual stock option and RSU grants were effective as of May 1, 2018.

[1]

Core Fee Income is comprised of our foreign exchange fees, credit card fees, deposit service charges, lending related fees, client investment fees and letters of credit fees — each of which are components of our noninterest income. Please see a reconciliation of Core Fee Income, a non-GAAP financial measure to the most closely related GAAP financial measure on page 52 of our Annual Report on Form 10-K for the year ended December 31, 2018.

41	2019 PROXY STATEMENT

Performance-based Restricted Stock Units (PRSUs)

PRSUs are earned based on the achievement of certain performance metrics, as determined by the Compensation Committee. These metrics typically measure the Company’s performance on an absolute basis, as well as relative to peers. After the end of the specified performance period, the committee will determine whether (and to what extent) the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award.

For 2018 and as further described below, the Compensation Committee applied two performance metrics for the PRSUs: (i) to TSR relative to peers (same as prior years), and (ii) certain strategic business objectives. The NEOs were granted, effective as of May 1, 2018, PRSUs that were subject to performance-based vesting over a 3-year period (from 2018 through 2020) based on the performance criteria described below. To the extent earned, these awards are subject to additional time-based vesting through January 29, 2021. 2018 represents the first year of a 3-year performance period, hence none of the PRSUs granted in 2018 have been earned yet. The performance metrics for the 2018 PRSUs are as follows:

•  Relative TSR Against 2018 Peer Group (50% of Award). 50% of the PRSU award is funded at a maximum payout of 150% of target, and can become eligible to vest based on the Company’s TSR[2] performance over a 3-year performance period as ranked against the 2018 Peer Group (“Relative TSR”). The committee selected Relative TSR as a key PRSU performance metric because it correlates directly with the Company’s stock price performance, which aligns with stockholder interests. No payout is made if the Company ranks in any of the bottom five positions.

    Other than limiting maximum payout to the top four positions (in lieu of top five positions as in the prior year) and adjusting the corresponding payout percentages, this performance metric was the same as the 2017-2019 PRSUs granted in 2017.

TSR Ranking Against Peer Group (Three-Year Performance Period - 2018-2020)

•

Strategic Business Objectives (50% of Award). The other 50% of the PRSU award is funded at a maximum payout of 150% of target and can become eligible to vest based on the Company’s achievement against certain strategic business objectives (“Strategic Business Objectives”), as determined by the Compensation Committee in its discretion. While the Compensation Committee may take into account other considerations, the committee will primarily focus on objectives to improve the Company’s future operating leverage through the transformation of key business processes and the implementation of scalable solutions. In assessing these objectives, the Compensation Committee will look to evaluate three key areas: (i) scalable growth – evaluating our underlying financial fundamentals relative to operating expense growth, which will be weighted 50%; (ii) client experience – evaluating continual improvement in overall client satisfaction around our products and services (including net promoter scores), which will be weighted 25%; and (iii) employee enablement – evaluating our efforts to enhance processes and tools to make it easier for employees to perform their job responsibilities, which will be weighted 25%. These multi-year efforts include initiatives to streamline our global client onboarding processes, enhance our data infrastructure (including digitization and governance), implement employee enablement tools, and build out our Digital Bank. At the end of the 3-year period, the Compensation Committee will grade performance against the various objectives in order to determine the level of achievement of the objectives. The Compensation Committee may consider other qualitative factors that could increase or decrease the actual payout amount relative to achievement of the performance objectives.

Previously Granted PRSU Awards for Performance Period Ended in 2018

In 2016, Messrs. Becker, Descheneaux and China were granted PRSU awards subject to performance over a 3-year performance period (2016-2018). (Messrs. Beck and Dreyer did not participate in this grant.) The 2016 PRSUs were subject to the following performance metrics: (i) 50% of the award was subject to the Company’s TSR performance relative to peers (similar to the 2018 PRSU awards), and (ii) 50% of the award was subject to the Company’s ROE (funding threshold) and foreign exchange and credit card fee income (“Selected Fee Income”) performance.

Upon completion of the 3-year performance period, the Compensation Committee (and in the case of the CEO, the Board) determined that: (i) the Company’s relative TSR performance ranked in the second position against the applicable 2016 peer

2 TSR is measured based on the average closing stock price for the last two months of the applicable performance period and the average closing stock price for the two months immediately preceding the start of the performance period, with dividends reinvested.

42	2019 PROXY STATEMENT

group (15 companies), and (ii) the 5% minimum average annual ROE funding threshold was met, and the Company achieved 98%, 95%, and 109% of its Selected Fee Income target for 2016, 2017 and 2018, respectively. Consequently, the committee determined that 126% of the target PRSU awards were earned. The awards were also subject to a brief time-based vesting requirement, and were fully vested as of January 30, 2019. Messrs. Becker, Descheneaux and China each received 20,999, 8,128 and 5,080 shares, respectively, of our Common Stock upon vesting.

Other Equity Compensation for Executive

In 2018, Mr. Beck, our Chief Financial Officer, also received an additional incremental long-term equity incentive award of a target value of $500,000. Similar to the NEOs’ PRSUs described above, the additional award will be subject to performance-based vesting for the 2018-2020 performance period, as well as additional time-based vesting through January 29, 2021; however, the award will be earned solely based on the Strategic Business Objectives described above, as determined by the Compensation Committee in its sole discretion. While the achievement of the Strategic Business Objectives will broadly involve management efforts across the organization, including the executive leadership team, Mr. Beck is leading and principally responsible for driving and managing the overall Company-wide efforts.

EXECUTIVE BENEFITS AND OTHER EXECUTIVE COMPENSATION-RELATED MATTERS

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) Plan, we do not provide any pension, excess retirement or supplemental executive retirement (“SERP”) to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or traditional/Roth post-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP contributions may be in the form of cash, Common Stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to 2017, for 2018, the Compensation Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP contribution, and set the funding level to 1.25% of eligible compensation based on target ROE performance. Despite a higher allowable maximum under the ESOP, the Compensation Committee has committed to a funding maximum of 5%. Based on the Company’s 2018 above-target ROE performance, the Compensation Committee approved a contribution of 1.89% of eligible compensation in cash (50%) and Common Stock (50%) for all eligible participants.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Among the NEOs, Mr. Becker is the only participant in the plan.

43	2019 PROXY STATEMENT

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we generally believe serve, or are related to, a reasonable business-related or employment purpose.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2018 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer based on the Compensation Committee’s recommendation. Similar to prior years, 2018 annual equity compensation grants to executives were made effective during the second quarter of the year. Grants are typically made effective during an open trading window pursuant to our Insider Trading Policy, with limited exceptions. Actual equity grants are determined based on the equity compensation dollar value awarded to executives, divided by the 30-day average (from date of grant) stock price. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of 4 years, subject to continued employment or service. All 2018 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chairman of our Board. The Equity Awards Committee may not make equity grants to executives. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options and RSUs made by the Equity Awards Committee must be made (or become effective) on the first Monday of the month following approval or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee approves grants on a quarterly basis, and must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Compensation Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

44	2019 PROXY STATEMENT

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, our executive officers from pledging, or using as collateral, our securities to secure personal loans or other obligations.

Employment Agreements

Except for our at-will offer letters or as required by law, we do not have any individual employment agreements for our executives. None of our NEOs have an employment agreement.

Compensation Recovery Policy

In October 2018, our Compensation Committee adopted a recoupment (or clawback) policy, which is applicable to the Company’s executive and Section 16 officers. Under the policy, subject to the determination of the Board or (in the case of any non-CEO executive officer) the Compensation Committee, the Company may recover or adjust any cash or equity-based incentive compensation paid or payable to any such officer, including our NEOs, in the event of a material financial restatement or a material miscalculation of a financial metric used to determine the payment of a bonus or incentive award to such officer, to the extent permitted by applicable law.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation paid to our covered executive officers (including our CEO) will not be deductible to the extent it exceeds $1,000,000. In 2018, the Compensation Committee considered the potential future effects of Section 162(m) when determining NEO compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future NEO compensation.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The Compensation
Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as set forth in the table on the right.

There were no changes to the guidelines in 2018, other than removing the position of Chief Information Officer from the guidelines, as the position is no longer an executive officer position.

All executive officers have 5 years from the date on which they become an executive officer to attain the minimum level of ownership.

Executive Position	Stock Value as Percentage of Annual Base Salary
Chief Executive Officer	600%
President of Silicon Valley Bank	400%
Chief Credit Officer Chief Financial Officer Chief Operations Officer Chief Risk Officer Head of EMEA/President UK Branch Head of Technology Banking	300%
Chief Human Resources Officer Chief Marketing Officer General Counsel	200%

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares actually held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2018, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated 5 year time-frame.

45	2019 PROXY STATEMENT

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2018, 2017 and 2016, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Greg Becker	2018	953,654	2,500	3,611,759	1,312,805	1,745,000	22,858	7,648,576
President & Chief Executive Officer	2017	945,673	–	2,774,296	926,248	1,435,000	25,494	6,106,711
	2016	925,904	–	2,225,746	807,501	1,148,750	17,879	5,125,780
Dan Beck	2018	547,789	10,000	1,277,433	245,753	700,000	23,729	2,804,704
Chief Financial Officer	2017	302,885	300,000	749,654	161,829	325,000	4,938	1,844,306
Michael Descheneaux	2018	723,462	–	1,578,006	573,635	1,100,000	19,111	3,994,214
President of Silicon Valley Bank	2017	682,692	–	1,155,820	385,917	965,000	18,559	3,207,988
	2016	602,308	–	861,541	312,566	625,000	53,977	2,455,392
John China	2018	556,096	–	901,718	327,776	750,000	22,430	2,558,020
Head of Technology Banking	2017	520,673	–	693,529	231,562	650,000	19,597	2,115,361
	2016	498,385	–	538,395	195,346	525,000	19,424	1,776,550
Michael Dreyer	2018	522,692	–	766,400	278,583	675,000	19,433	2,262,108
Chief Operations Officer	2017	491,346	–	616,331	205,788	575,000	19,181	1,907,646

(1)     For Mr. Becker, the amount reflects the value of our standard cash gift card for employees reaching 25 years of service. For Mr. Beck, the 2018 amount reflects a cash bonus and the 2017 amount reflects a signing bonus paid following his hire in 2017.

(2)     Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum fair value of such awards, assuming the highest level of achievement of the performance conditions, is 150% of the target level. For details of 2018 grants, see “Grants of Plan-Based Awards” below.

(3)     Non-Equity Incentive Plan Compensation is comprised of ICP Payments for each executive.

(4)     The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2018 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Dan Beck	Michael Descheneaux	John China	Michael Dreyer
Bonus Tax Reimbursement	$2,458	$5,286	$–	$–	$–
Imputed Income Tax Reimbursement (a)	1,543	–	–	3,341	360
ESOP	5,198	5,198	5,198	5,198	5,198
401(k) Match	13,659	13,245	13,913	13,891	13,875

Total	$22,858	$23,729	$19,111	$22,430	$19,433

(a)

Amounts represent reimbursement payments of income taxes incurred by our NEOs on imputed income. For 2018, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected, to attend.

46	2019 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2018.

Name	Grant Date	Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Greg Becker	January 25, 2018	January 25, 2018	–	1,045,000	–	–	–	–	–	–	–	–
	May 1, 2018	April 26, 2018	–	–	–	3,941	7,883	11,824	–	–	–	2,407,941
	May 1, 2018	April 26, 2018	–	–	–	–	–	–	3,941	–	–	1,203,818
	May 1, 2018	April 26, 2018	–	–	–	–	–	–	–	12,356	305.46	1,312,805

Dan Beck	January 24, 2018	January 24, 2018	–	385,000	–	–	–	–	–	–	–	–
	May 1, 2018	April 25, 2018	–	–	–	1,722	3,444	5,166	–	–	–	1,052,004
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	738	–	–	225,429
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	–	2,313	305.46	245,753

Michael Descheneaux	January 31, 2018	January 31, 2018	–	652,500	–	–	–	–	–	–	–	–
	May 1, 2018	April 25, 2018	–	–	–	1,722	3,444	5,166	–	–	–	1,052,004
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	1,722	–	–	526,002
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	–	5,399	305.46	573,635

John China	January 24, 2018	January 24, 2018	–	448,000	–	–	–	–	–	–	–	–
	May 1, 2018	April 25, 2018	–	–	–	984	1,968	2,952	–	–	–	601,145
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	984	–	–	300,573
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	–	3,085	305.46	327,776

Michael Dreyer	January 24, 2018	January 24, 2018	–	420,000	–	–	–	–	–	–	–	–
	May 1, 2018	April 25, 2018	–	–	–	836	1,673	2,509	–	–	–	511,035
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	836	–	–	255,365
	May 1, 2018	April 25, 2018	–	–	–	–	–	–	–	2,622	305.46	278,583

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2018, the performance achievement will be determined as of December 31, 2020 for the 2018-2020 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above.

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2018, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Greg Becker	14,000	3,459,789	19,166	5,046,685

Dan Beck	–	–	1,107	352,801

Michael Descheneaux	19,325	4,115,237	7,703	2,029,619

John China	–	–	4,285	1,132,579

Michael Dreyer	–	–	3,049	807,612

47	2019 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2018. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2018, which was $189.92 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Greg Becker	14,828	–		–	71.11	April 30, 2020	–	–	1,342	(1)	254,873
	24,343	–		–	107.98	April 29, 2021	–	–	3,655	(2)	694,158
	12,178	4,059	(1)	–	129.81	May 1, 2022	–	–	3,708	(3)	704,223
	12,476	12,475	(2)	–	105.18	May 2, 2023	–	–	3,941	(4)	748,475
	3,980	11,940	(3)	–	178.39	May 2, 2024	–	–	24,999	(5)	4,747,810
	–	12,356	(4)	–	305.46	May 1, 2025	–	–	15,168	(6)	2,880,707
									11,824	(7)	2,245,614

Dan Beck	735	2,204	(8)	–	169.49	June 5, 2024	–	–	2,053	(8)	389,906
	–	2,313	(4)	–	305.46	May 1, 2025	–	–	1,263	(8)	239,869
									738	(4)	140,161
									5,166	(7)	981,127

Michael Descheneaux	6,711	–		–	107.98	April 29, 2021	–	–	537	(1)	101,987
	2,872	1,623	(1)	–	129.81	May 1, 2022	–	–	1,414	(2)	268,547
	2,830	4,828	(2)	–	105.18	May 2, 2023	–	–	1,545	(3)	293,426
	1,659	4,974	(3)	–	178.39	May 2, 2024	–	–	1,722	(4)	327,042
	–	5,399	(4)	–	305.46	May 1, 2025	–	–	9,676	(5)	1,837,666
									6,319	(6)	1,200,104
									5,166	(7)	981,127

John China	6,600	–		–	64.37	May 1, 2019	–	–	292	(1)	55,457
	8,600	–		–	71.11	April 30, 2020	–	–	884	(2)	167,889
	5,842	–		–	107.98	April 29, 2021	–	–	927	(3)	176,056
	2,657	885	(1)	–	129.81	May 1, 2022	–	–	984	(4)	186,881
	3,018	3,018	(2)	–	105.18	May 2, 2023	–	–	6,048	(5)	1,148,636
	995	2,985	(3)	–	178.39	May 2, 2024	–	–	3,792	(6)	720,177
	–	3,085	(4)	–	305.46	May 1, 2025	–	–	2,952	(7)	560,644

Michael Dreyer	885	2,652	(3)	–	178.39	May 2, 2024	–	–	2,016	(9)	382,879
	–	2,622	(4)	–	305.46	May 1, 2025	–	–	1,514	(10)	287,539
									823	(3)	156,304
									836	(4)	158,773
									3,370	(6)	640,030
									2,509	(7)	476,509

(1)	Options and awards scheduled to vest on May 1, 2019.
(2)	Options and awards scheduled to vest with respect to one-half of the underlying shares on each of May 2, 2019 and 2020, respectively.
(3)	Options and awards scheduled to vest with respect to one-third of the underlying shares on each of May 2, 2019, 2020 and 2021, respectively.
(4)	Options and awards scheduled to vest with respect to one-fourth of the underlying shares on each of May 1, 2019, 2020, 2021 and 2022, respectively.
(5)

Reflects performance-based restricted stock units scheduled to vest on January 30, 2019, assuming a maximum award at 150% of target. Following the fiscal year-end, the actual shares earned pursuant to these awards were determined to be 126% of target.

(6)	Performance-based restricted stock units scheduled to vest on January 30, 2020, assuming maximum award at 150% of target.
(7)	Performance-based restricted stock units scheduled to vest on January 29, 2021, assuming maximum award at 150% of target.
(8)	Options and awards scheduled to vest with respect to one-third of the underlying shares on each of June 5, 2019, 2020 and 2021, respectively.
(9)	Restricted stock units scheduled to vest on November 12, 2019.
(10)	Restricted stock units scheduled to vest with respect to one-half of the underlying shares on each of August 1, 2019 and 2020, respectively.

48	2019 PROXY STATEMENT

PENSION BENEFITS

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last December 31, 2018 ($)

Greg Becker (1)(2)	228,366	–	(37,429)	(47,325)	326,033

Dan Beck	–	–	–	–	–

Michael Descheneaux	–	–	–	–	–

John China	–	–	–	–	–

Michael Dreyer	–	–	–	–	–

(1)	The amounts in the above table attributable to Mr. Becker’s 2018 Deferred Compensation contributions are also reflected in the Summary Compensation Table above.
(2)	Mr. Becker also elected to participate in the Deferred Compensation Plan in 2005.

OTHER POST-EMPLOYMENT PAYMENTS

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for a “good reason” following a change in control of the Company. Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incented to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions.

We did not make any amendments or changes to the plan in 2018.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for certain executive officers, including the chief financial officer and, the bank’s president, and 100% of base salary and target ICP incentive for other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates for a period of (i) 18 months, in the case of the chief executive officer (ii) 12 months, in the case of the chief financial officer and the Bank’s president and (iii) six months, in the case

49	2019 PROXY STATEMENT

of most other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Group Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time and part-time employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, effective as of January 7, 2015, we amended the equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

Certain Executive Severance Arrangements

In connection with Mr. Descheneaux’s promotion to the role of President, Silicon Valley Bank in 2017, we provided Mr. Descheneaux with a limited severance arrangement. Under the arrangement, in the event Mr. Descheneaux is terminated other than for cause or by reason of his death or disability following the his appointment, but on or before July 1, 2019, he will be entitled to receive the greater of: (A) the direct cash amount he would be eligible to receive under the Company’s Severance Benefit Policy (and if applicable, the Company’s Change in Control Severance Plan) or (B) if the termination occurs on or after (i) the effectiveness of his appointment through December 31, 2017, a multiple of two times his annual base salary and incentive compensation; (ii) January 1, 2018 through July 1, 2018, a multiple of one and one-half times his base salary and incentive compensation; (iii) July 2, 2018 through December 31, 2018, a multiple of one times his base salary and incentive compensation; or (iv) January 1, 2019 through July 1, 2019, a multiple of one-half times his base salary and incentive compensation, each as in effect at such time. Following July 1, 2019, Mr. Descheneaux will only be eligible to receive severance benefits in accordance with the plans, programs or policies of the Company as may be in effect from time to time.

50	2019 PROXY STATEMENT

PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2018, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability.

	GREG BECKER, PRESIDENT & CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) (1)($)	Involuntary or for Good Reason After Change-in- Control (2)($)		Death ($)		Disability ($)
Cash severance pay	–	–	950,000	5,985,000		–		–
Market value of vested, exercisable stock options (3)	5,591,505	–	5,591,505	5,591,505		5,591,505		5,591,505
Market value of unvested stock options which would vest (4)	–	–	–	1,438,786		1,438,786		1,438,786
Market value of unvested restricted stock which would vest (4)	–	–	–	9,807,468	(5)	8,168,649	(6)	8,168,649	(6)
Company-paid health benefits	–	–	14,667	19,828		–		–
Accelerated retirement plan vesting	–	–	–	–		–		–
Company-paid outplacement benefits	–	–	20,000	20,000		–		–
Deferred Compensation Plan balance payable (7)	326,033	326,033	326,033	326,033		326,033		326,033

TOTAL	$5,917,538	$326,033	$6,902,205	$23,188,620		$15,524,973		$15,524,973

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,401,728 and (ii) the market value of performance-based restricted stock unit awards of $7,405,740 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,401,728 and (ii) the market value of performance-based restricted stock unit awards of $5,766,921 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2018. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

	DAN BECK, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) (1)($)	Involuntary or for Good Reason After Change-in- Control (2)($)		Death ($)		Disability ($)
Cash severance pay	–	–	275,000	1,870,000		–		–
Market value of vested, exercisable stock options (3)	15,016	–	15,016	15,016		15,016		15,016
Market value of unvested stock options which would vest (4)	–	–	–	45,028		45,028		45,028
Market value of unvested restricted stock which would vest (4)	–	–	–	1,424,020	(5)	987,584	(6)	987,584	(6)
Company-paid health benefits	–	–	11,570	29,945		–		–
Accelerated retirement plan vesting (7)	–	–	–	2,878		2,878		2,878
Company-paid outplacement benefits	–	–	7,500	7,500		–		–
Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$15,016	$–	$309,086	$3,394,387		$1,050,506		$1,050,506

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the

51	2019 PROXY STATEMENT

successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $769,936 and (ii) the market value of performance-based restricted stock unit awards of $654,084 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $769,936 and (ii) the market value of performance-based restricted stock unit awards of $217,648 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)	Mr. Beck was 20% vested in his ESOP retirement account as of December 31, 2018.

	MICHAEL DESCHENEAUX, PRESIDENT OF SILICON VALLEY BANK
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) (1)($)	Involuntary or for Good Reason After Change-in- Control (2)($)		Death ($)		Disability ($)
Cash severance pay	–	–	1,377,500	2,755,000		–		–
Market value of vested, exercisable stock options (3)	981,478	–	981,478	981,478		981,478		981,478

Market value of unvested stock options which would vest (4)	–	–	–	564,033		564,033		564,033

Market value of unvested restricted stock which would vest (4)	–	–	–	3,988,890	(5)	3,285,616	(6)	3,285,616	(6)

Company-paid health benefits	–	–	–	29,945		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	–	7,500		–		–

Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$ 981,478	$ –	$ 2,358,978	$ 8,326,846		$4,831,127		$4,831,127

(1)	Cash severance pay reported under “Involuntary Termination (Not for Cause)” is calculated based on the terms of Mr. Descheneaux’s severance agreement.
(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $991,003 and (ii) the market value of performance-based restricted stock unit awards of $2,997,887 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $991,003 and (ii) the market value of performance-based restricted stock unit awards of $2,294,613 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, HEAD OF TECHNOLOGY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) (1)($)	Involuntary or for Good Reason After Change-in- Control (2)($)		Death ($)		Disability ($)
Cash severance pay	–	–	560,000	1,008,000		–		–
Market value of vested, exercisable stock options (3)	2,756,019	–	2,756,019	2,756,019		2,756,019		2,756,019
Market value of unvested stock options which would vest (4)	–	–	–	343,360		343,360		343,360
Market value of unvested restricted stock which would vest (4)	–	–	–	2,404,957	(5)	1,995,489	(6)	1,995,489	(6)
Company-paid health benefits	–	–	23,141	29,945		–		–
Accelerated retirement plan vesting	–	–	–	–		–		–
Company-paid outplacement benefits	–	–	7,500	7,500		–		–
Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$ 2,756,019	$ –	$ 3,346,660	$ 6,549,781		$ 5,094,868		$ 5,094,868

52	2019 PROXY STATEMENT

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $586,283 and (ii) the market value of performance-based restricted stock unit awards of $1,818,674 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $586,283 and (ii) the market value of performance-based restricted stock unit awards of $1,409,206 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	MICHAEL DREYER, CHIEF OPERATIONS OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) (1)($)	Involuntary or for Good Reason After Change-in- Control (2)($)		Death ($)		Disability ($)
Cash severance pay	–	–	262,500	945,000		–		–
Market value of vested, exercisable stock options (3)	10,204	–	10,204	10,204		10,204		10,204
Market value of unvested stock options which would vest (4)	–	–	–	30,578		30,578		30,578
Market value of unvested restricted stock which would vest (4)	–	–	–	1,729,981	(5)	1,375,781	(6)	1,375,781	(6)
Company-paid health benefits	–	–	11,570	29,945		–		–
Accelerated retirement plan vesting (7)	–	–	–	4,156		4,156		4,156
Company-paid outplacement benefits	–	–	7,500	7,500		–		–
Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$ 10,204	$ –	$ 291,774	$ 2,757,364		$1,420,719		$1,420,719

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $189.92 per share (the closing stock price as of December 31, 2018).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $985,495 and (ii) the market value of performance-based restricted stock unit awards of $744,486 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $985,495 and (ii) the market value of performance-based restricted stock unit awards of $390,286 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2018 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)	Mr. Dreyer was 60% vested in his ESOP retirement account as of December 31, 2018.

53	2019 PROXY STATEMENT

CEO PAY RATIO

RATIO BASED ON 2018 COMPENSATION

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Greg Becker, our President and Chief Executive Officer. For 2018, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the company (other than the CEO) was $135,614; and (ii) the annual total compensation of our CEO, as reported in the “Summary Compensation Table”, was $7,648,576. Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 56 to 1. Please note that the provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used is described below.

We selected October 31, 2018 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”. This date was chosen to allow sufficient time to identify the median employee given the global scope of our operations. As of October 31, 2018, our employee population (excluding the CEO) consisted of 2,869 individuals, including employees in the United States, United Kingdom, Ireland, Germany, Israel, China, Hong Kong, Canada and India. All 2,869 of these employees were included when identifying our “median employee”. No employees were excluded due to data privacy restrictions in our determination of the “median employee,” and all non-U.S. employees were included in the determination of the “median employee.” To identify the “median employee” from our employee population, we utilized payroll and equity plan records for November 1, 2017 through October 31, 2018 (the “compensation measure”). Given that prior year payroll earnings reports would not be available until mid-January and prior-year bonus and profit sharing amounts would not be available until late-February, we measured compensation for the employees in our sample using the 12-month period ended October 31, 2018. The payroll records included all earnings paid, except most benefit programs, realized equity compensation earnings, deferred compensation payments, and non-taxable per diem payments. Equity plan records included the grant date fair value of all equity grants (with performance-based equity awards assumed to be achieved at target). Additionally, we did not annualize compensation for employees who were not active for the entire period between November 1, 2017 and October 31, 2018. Employees who did not receive compensation during this period were excluded (for example, recent hires who did not receive a paycheck by October 31, 2018). In identifying the “median employee”, we did not make any cost-of-living adjustments. Amounts paid in foreign currency were converted into United States dollars using third party foreign exchange rates as of October 31, 2018. We identified our “median employee” using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $135,614. With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table.

54	2019 PROXY STATEMENT

Proposal No. 4 – APPROVAL OF 2006 EQUITY INCENTIVE PLAN
The Board of Directors Recommends a Vote “FOR” the Approval of our Amended and Restated 2006 Equity Incentive Plan

EXECUTIVE SUMMARY Proposal and Selected Equity Plan and Financial Information
Summary of Proposal:	We are proposing to increase the share reserve of our 2006 Equity Incentive Plan (the “Equity Plan”) by 2,500,000 shares of common stock and approve a new ten (10) year term for the Equity Plan
Number of Shares Available for Grant:	1,816,509*

Number of Shares Subject to Outstanding Options and Unvested RSUs:	1,276,955* (of which 679,659* shares are subject to outstanding options and 597,296* are subject to unvested restricted stock units)

Number of Total Shares of Common Stock Outstanding:	52,586,498*

Date of Last Stockholder Approval:	April 24, 2014 (to, among other things, increase the share reserve of the Equity Plan by an additional 2,500,000 shares)

Date of Plan Expiration:	April 24, 2029 (assuming this Proposal No. 4 is approved)

Equity Plan Features and Practices

Our Equity Plan includes the following features and practices, as further described in this “Proposal No. 4 – Approval of 2006 Equity Incentive Plan, as Amended and Restated” section:

General Features/Practices	Full Value Awards

•   No evergreen provision

•   No recycling of shares used to pay for the exercise price of Awards

•   No single-trigger vesting upon change in control

•   No tax gross-ups for plan awards

•   Equity burn rate guideline of average three (3) year annual limit of 2.5%

•   Dividends and other distributions payable with respect to Awards will not vest or be paid before the Award or shares underlying the Award vest

•   Annual director grants typically vest on the last day of the director’s last day of the applicable annual term

•   Limit on non-employee director grants in any fiscal year of an initial value greater than $500,000

•   Prohibition on implementing a program to increase or reduce the exercise price of outstanding Awards or surrendering or cancelling outstanding Awards for new awards and/or cash

• Each full value award share counts as two (2) shares

• Minimum one (1) year vesting for full value awards, subject to certain exceptions in the Equity Plan (typical practice – three (3) year vesting for performance-based full value awards)

Stock Options

• No stock option reloads

• Minimum 100% fair market value exercise price for options

• Maximum seven (7) year term for options

• Minimum one (1) year vesting for stock option awards (typical practice – four (4) year vesting)

* As of December 31, 2018 (as disclosed under Note 4 (Share-Based Compensation) in the “Notes to Consolidated Financial Statements” under Part II, Item 8 in our 2018 Annual Report on Form 10-K). This number does not include the proposed increase to the Equity Plan’s share reserve that is the subject of this Proposal No. 4.

55	2019 PROXY STATEMENT

PROPOSAL FOR APPROVAL

We are asking our stockholders to approve an amendment to our 2006 Equity Incentive Plan (the “Equity Plan”) so that we can continue to use it to achieve our goals. The Compensation Committee (the “Committee”) of our Board of Directors has approved the amended Equity Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

We are requesting approval to amend the Equity Plan to increase the number of shares of our Common Stock (“shares”) that may be issued under the Equity Plan by 2,500,000. We are also requesting approval by our stockholders of a new ten (10) year term for the Equity Plan.

We believe strongly that the increase in shares issuable under the amended Equity Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. Our employees are our most valuable assets. The Committee believes that grants of stock options and other equity awards available under the Equity Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.

Background

Our Equity Plan is administered by the Committee. The Committee reviewed the amended Equity Plan and discussed in detail management’s recommendations of the proposed plan changes, feedback from the Committee’s outside compensation consultant, the extent of feedback received from key stockholders of the Company regarding the plan, and a review of certain Institutional Shareholder Services policies. The Committee subsequently approved the amended Equity Plan, subject to approval by our stockholders. In determining the number of shares reserved for issuance under the amended Equity Plan, the Committee considered a number of factors, including:

•

Historical Grant Practices. The Committee considered the historical amounts of equity awards that the Company has granted over the past few years. Since at least 2006 through 2018, the total number of shares subject to outstanding equity awards granted under the Equity Plan during a fiscal year has not exceeded 2.5% of the total number of shares of Common Stock outstanding as of the beginning of such fiscal year (“equity burn rate limit”). For these purposes, Full Value Awards counted as two (2) shares for every one (1) share subject to an Award.

•

Forecasted Grant Practices. We currently forecast granting options and Full Value Awards (in the form of restricted stock units) covering up to a total of approximately 2.3 million shares for the two calendar years of 2019 and 2020, which is equal to approximately 4.4% of our common shares outstanding as of December 31, 2018. (The actual number of shares granted will depend on a variety of factors, including but not limited to, our stock price, the extent of new hires or promotions, market grant practices, and potential corporate acquisitions where equity awards may be granted. Nevertheless, we expect to observe our equity burn rate guideline of a three (3) year average annual limit of 2.5% (as further described below).

•

Awards Outstanding Under Existing Grants. The Company has outstanding, as of December 31, 2018, stock options covering 679,659 shares and 597,296 unvested restricted stock units. Accordingly, the 1,276,955 shares subject to outstanding Awards (commonly referred to as the “overhang”) represent approximately 2.4% of our outstanding shares. In addition, the 1,276,955 shares subject to outstanding Awards, the 1,816,509 shares available for issuance and the 2,500,000 shares subject to our proposed increase, represent approximately 10.6% of our outstanding shares (referred to as the dilution rate).

•

Expected Utilization. With the proposed increase of 2,500,000 shares, we expect that we will have sufficient shares for future Awards at least through the year 2021, and we would expect that we would not have to seek stockholder approval of an additional increase until 2022 at the earliest.

Equity Burn Rate. Since 2006, we have maintained our equity utilization below our previous annual equity burn rate limit. Under that limit, the total number of shares of our Common Stock subject to Awards granted under the Equity Plan during a fiscal year could not exceed 2.5% of the total number of shares of Common Stock outstanding as of the beginning of such fiscal year. In 2019 and effective as of such year, given the continuing growth of the Company, potential stock price volatility, and the need for increased year-over-year flexibility in equity utilization, the Committee revised the annual 2.5% limit to a target guideline of a 3-year average annual 2.5% limit. Specifically, the average number of shares of Common Stock subject to Awards granted under the Equity Plan annually during a given three (3) year period may not exceed 2.5% of the total number of shares of Common Stock outstanding at the beginning of the last fiscal year in such three (3) year period. For purposes of this guideline: (i) each share of Common Stock subject to any Full Value Award will count as though two (2) shares are granted, and (ii) with respect to any performance-based Award under which the number of shares issuable may be greater or less than the stated number of shares, the shares issuable will be counted based on the number of shares issuable at achievement of target performance (or twice such number if the Award is a full value Award). We may, in the Committee’s discretion, change this guideline in the future, or make exceptions where necessary, including for potential corporate acquisitions, if any, where equity retention or incentive awards may be granted to acquired personnel (such as our recent acquisition of SVB Leerink, our investment banking business).

56	2019 PROXY STATEMENT

Summary of the Amended and Restated 2006 Equity Incentive Plan

The following is a summary of the principal features of the Equity Plan, as amended and restated, and its operation. The summary is qualified in its entirety by reference to the Equity Plan itself set forth in Appendix B.

The Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other cash or stock awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Equity Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of December 31, 2018: (i) approximately 477 employees and directors were eligible to participate in the Equity Plan, and (ii) 451 current employees and directors actually received grants during 2018. No consultants received any grants under the Equity Plan in 2018.

Number of Shares of Common Stock Available Under the Amended Equity Plan. Subject to the provisions of the Equity Plan, the maximum aggregate number of shares of our Common Stock that may be awarded and sold under the Equity Plan is 12,028,505 shares. Included in this total is our proposed increase of 2,500,000 shares of our Common Stock for issuance under the Equity Plan which has been approved by the Committee, but is subject to receipt of stockholders’ approval.

Shares subject to Awards granted with an exercise price, if any, less than the fair market value on the date of grant, which would include Awards of restricted stock, restricted stock units, performance shares and performance units (“Full Value Awards”), count against the share reserve as two (2) shares for every one (1) share subject to such an Award. To the extent that a share that was subject to a Full Value Award that counted as two (2) shares against the Equity Plan reserve pursuant to the preceding sentence is returned to the Equity Plan, the Equity Plan reserve will be credited with two (2) shares that will thereafter be available for issuance under the Equity Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Equity Plan (unless the Equity Plan has terminated). With respect to stock appreciation rights, all of the shares covered by the Award (that is, shares actually issued pursuant to a stock appreciation right, as well as the shares that represent payment of the exercise price) will cease to be available under the Equity Plan. Shares that have actually been issued under the Equity Plan under any Award will not be returned to the Equity Plan and will not become available for future distribution under the Equity Plan; except that if shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Equity Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Equity Plan. Shares used to satisfy the tax withholding obligations related to an Award (other than an option or stock appreciation right) will become available for future grant or sale under the Equity Plan. To the extent an Award under the Equity Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Equity Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator (as defined below) will adjust the number and class of shares available for issuance under the Equity Plan, and/or the number, class and price of shares covered by each outstanding Award, and the per-person limits on Awards.

Administration of the Amended Equity Plan. Under the terms of the Equity Plan, the Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, administers the Equity Plan. Subject to the terms of the Equity Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Equity Plan and outstanding Awards. Subject to the terms of the Equity Plan, the Board or committee may accelerate certain vesting provisions. The Board or other committee administering the Equity Plan is referred to below as the “Administrator.” The Board has delegated its authority to the Committee to administer the Equity Plan.

Limitations. The Equity Plan contains the following limitations:

•

Incentive Stock Options. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first becomes exercisable by any participant during any calendar year may not exceed $100,000. The exercise price of an incentive stock option granted to any employee who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of our Common Stock on the grant date. Further, with respect to any employee who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

•

Share Limitations. Subject to the terms of the Equity Plan, including any adjustment provisions, the following limitations apply to Awards granted under the Equity Plan: during any fiscal year, no employee will be granted: (i) options to purchase more than 250,000 shares; stock appreciation rights covering more than 250,000 shares; (iii) more than an aggregate of

57	2019 PROXY STATEMENT

125,000 shares of restricted stock; (iv) more than an aggregate of 125,000 restricted stock units; and (v) performance units having an initial value greater than $4,000,000, and more than 125,000 performance shares.

•

Exchange Program. The Administrator may not implement an exchange program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash; (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of an outstanding Award is increased or reduced.

•

Limitation on Awards to Non-Employee Directors. Subject to the adjustment provisions contained in the Equity Plan, no non-employee director may be granted, in any fiscal year of the Company, Awards covering shares having an initial value greater than $500,000. Awards granted to an individual while he or she was an employee or consultant of the Company (but not a non-employee director) will not count against the foregoing limitation.

•

Vesting Limits. Awards granted to employees or consultants under the Equity Plan will vest no earlier than the one (1) year anniversary of the Award’s date of grant (or, if applicable, the date an individual commences employment or service). Notwithstanding the foregoing, and subject to the remaining provisions of this paragraph, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting of an Award. Awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the Equity Plan may be granted to service providers, or outstanding Awards modified, without regard to such minimum vesting provisions. Further, all Awards that have their vesting discretionarily accelerated by the Administrator are subject to the 5% limit, other than upon or in connection with a Change in Control or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Administrator may, in its discretion, accelerate the vesting of Awards such that the Equity Plan’s minimum vesting requirements still must be met, without such vesting acceleration counting towards the 5% limit. The 5% limit will be considered as one aggregate limit applying to the granting of Awards to service providers without respect to the Equity Plan’s minimum vesting requirements and the discretionary vesting acceleration of Awards.

•	Dividend Payments. Dividends and other distributions payable with respect to Awards will not vest or be paid before the Award or shares underlying the Award vest.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Equity Plan. Subject to the limitations contained in the Equity Plan, the Administrator determines the number of shares subject to each option. The Administrator determines the exercise price of options granted under the Equity Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. The term of an option may not exceed seven (7) years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the option will immediately terminate. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. The Administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of Common Stock or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Equity Plan. The Administrator, subject to the terms of the Equity Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Equity Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

The term of a stock appreciation right may not exceed seven (7) years. After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant generally will be able to exercise his or her stock appreciation right for (i) three (3) months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the Administrator, subject to the terms and conditions of the Equity Plan. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Subject to the terms of the Equity Plan, the restrictions will lapse at a rate determined by the Administrator. Subject to the provisions of the Equity Plan, the Administrator may provide at the time of or following the grant of the Award for accelerated vesting for an Award of restricted stock. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company. Unless the Administrator provides otherwise, and subject to the restrictions in the Equity Plan, participants holding shares of restricted stock will have the right to vote the shares and receive

58	2019 PROXY STATEMENT

any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original Award. Subject to the limitations of the Equity Plan, the Administrator will determine the number of shares granted pursuant to an Award of restricted stock.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes, subject to the terms and conditions of the Equity Plan, is satisfied. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, and subject to the provisions of the Equity Plan, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Equity Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. Subject to the limitations of the Equity Plan, the Administrator determines the number of restricted stock units granted to any participant.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish in accordance with the terms and conditions of the Equity Plan are achieved or the Awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its sole discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Subject to the terms of the Equity Plan, the performance units and performance shares will vest at a rate determined by the Administrator. Notwithstanding the foregoing, and subject to the provisions of the Equity Plan, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units or performance shares. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Transferability of Awards. Awards granted under the Equity Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control. In the event of a merger of the Company with or into another company or change of control of the Company (subject to the next sentence of this paragraph and any vesting acceleration provisions in an Award or other agreement), outstanding Awards will be treated in the manner provided in the agreement relating to the change in control, including without limitation, that Awards may be assumed, continued, or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume, continue or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Equity Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Equity Plan, except that stockholder approval will be required for any amendment to the Equity Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Equity Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Equity Plan will terminate on April 24, 2029, unless the Board or Committee terminates it earlier.

59	2019 PROXY STATEMENT

Equity Plan Information

The following table provides certain information as of December 31, 2018 with respect to our 2006 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	679,659	137.19	3,315,727
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

TOTAL	679,659	$137.19	3,315,727

(1)	Represents options granted under our 2006 Equity Incentive Plan. This number does not include securities to be issued for unvested restricted stock units of 597,296 shares.
(2)

Includes shares available for issuance under our 2006 Equity Incentive Plan and 1,499,218 shares available for issuance under the 1999 Employee Stock Purchase Plan. This amount excludes securities already granted under our 2006 Equity Incentive Plan (as discussed above).

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive, or that an outside director may receive, under the Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options or other awards (if any) granted under the Equity Plan during the last fiscal year, (b) the average per share exercise price of such options (or other awards (if any), and (c) the dollar value of such shares based on $189.92 per share, the fair market value as of December 31, 2018:

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price ($)	Dollar Value of Shares Granted ($)
Greg Becker, President and Chief Executive Officer
Options	12,356	305.46	2,346,652
Restricted Stock Units and Performance Restricted Stock Units	15,765	N/A	2,994,089
Dan Beck, Chief Financial Officer
Options	2,313	305.46	439,285
Restricted Stock Units and Performance Restricted Stock Units	5,904	N/A	1,121,288
Michael Descheneaux, President, Silicon Valley Bank
Options	5,399	305.46	1,025,378
Restricted Stock Units and Performance Restricted Stock Units	6,888	N/A	1,308,169
John China, Head of Technology Banking
Options	3,085	305.46	585,903
Restricted Stock Units and Performance Restricted Stock Units	3,936	N/A	747,525
Michael Dreyer, Chief Operations Officer
Options	2,622	305.46	497,970
Restricted Stock Units and Performance Restricted Stock Units	3,345	N/A	635,282
All executive officers, as a group:
Options	40,194	305.46	7,633,644
Restricted Stock Units and Performance Restricted Stock Units	53,937	N/A	10,243,715
All directors who are not executive officers, as a group:
Options	–	–	–
Restricted Stock Units	5,215	N/A	990,433
All employees who are not executive officers, as a group:
Options	11,597	300.51	2,202,502
Restricted Stock Units	88,886	N/A	16,881,229

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of Awards granted under the Equity Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

60	2019 PROXY STATEMENT

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two (2)- or one (1)-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an Award under the Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements under Section 162(m) of the Code, any compensation over $1,000,000 paid to the covered employees is not deductible by the Company. In light of these changes, we have modified the Equity Plan to remove certain provisions that related to the granting, administration and terms of Awards intended to qualify as “performance-based compensation” under Section 162(m) as previously in effect, including regarding administration by a committee composed to meet prior requirements related to “performance-based compensation”, the detailing of specific performance goals that could be applied to Awards intended to qualify as “performance-based compensation” and specific terms, conditions and requirements related to such Awards.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California have adopted similar provisions. It is the Company’s intention to structure all Awards to comply with, or be exempt from, Section 409A.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Approval of the 2006 Equity Incentive Plan, as amended and restated, requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the 2006 Equity Incentive Plan, as amended and restated, to increase the number of shares reserved for issuance thereunder and extend the plan expiration date to April 24, 2029.

61	2019 PROXY STATEMENT

SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors, (ii) each of the NEOs named in the “Summary Compensation Table” above, and (iii) all directors and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	3,935	*
John Clendening (1)	829	*
Roger Dunbar (2)	18,904	*
Joel Friedman (1)	21,744	*
Kimberly Jabal (1)	492	*
Jeffrey Maggioncalda (1)	6,739	*
Mary Miller (1)	3,775	*
Kate Mitchell (3)	7,949	*
John Robinson (1)	5,509	*
Garen Staglin (4)	10,952	*
Greg Becker (5)	133,206	*
Dan Beck (6)	1,467	*
John China (7)	50,940	*
Michael Descheneaux (8)	36,005	*
Michael Dreyer (9)	5,626	*
All directors, director nominees and executive officers as a group (21 persons) (10).	383,924	*

*	Represents beneficial ownership of less than 1%.
(1)	Includes 492 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Includes 787 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(3)	Does not include 2,038 shares underlying restricted stock units, receipt of which the director has elected to defer.
(4)	Does not include 492 shares underlying restricted stock units, receipt of which the director has elected to defer.
(5)	Includes 67,805 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(6)	Includes 735 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 27,712 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 14,072 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 885 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(10)	Includes 147,909 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

62	2019 PROXY STATEMENT

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2018 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 52,586,498 shares outstanding as of December 31, 2018. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1)	3,840,775	7.30%
55 East 52nd Street
New York, NY 10055

The Vanguard Group (2)	5,741,305	10.92%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), on February 6, 2019. According to the Schedule 13G/A, of the total shares reported, BlackRock, an investment adviser, has sole voting power with respect to 3,402,122 shares and sole dispositive power with respect to 3,840,775 shares. Note that their percentage as disclosed on Schedule 13G/A was listed as 7.2%, but calculated according to our shares outstanding as of December 31, 2018, this percentage is 7.30%.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 13, 2019. According the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment advisor, has sole voting power with respect to 64,650 shares and sole dispositive power with respect to 5,665,508 shares. Note that their percentage as disclosed on Schedule 13G/A was listed as 10.78%, but calculated according to our shares outstanding as of December 31, 2018, this percentage is 10.92%.

63	2019 PROXY STATEMENT

INDEPENDENT AUDITOR MATTERS

PROPOSAL NO. 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for our 2019 fiscal year. KPMG has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG LLP by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG LLP to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2018 and 2017, all of which were approved by the Audit Committee in conformity with its pre-approval process:

Fees	2018	2017
Audit fees	$ 8,978,145	$ 6,262,414
Audit-related fees (1)	786,377	296,930
Tax fees (2)	670,685	1,500,644
All Other Fees (3)	-	56,010

TOTAL	$ 10,435,207	$ 8,115,998

(1)

Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units, buy-side due diligence, and another audit-related project.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and consulting.

(3)	2017 fees represent fees relating to advisory services for Global Digital Banking outsourcing project.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2018 and 2017, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

64	2019 PROXY STATEMENT

MEETING AND OTHER INFORMATION

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

VOTING

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors if cumulative voting is properly invoked. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as equal the number of shares held by such stockholder, multiplied by the number of directors to be elected. Accordingly, provided cumulative voting has been properly invoked under our Certificate of Incorporation as described below, you may cast all of your votes for a single candidate or distribute your votes among as many of the candidates as you choose, up to a maximum of the number of directors to be elected. However, no stockholder will be entitled to cumulate votes for a candidate unless such candidate has been properly nominated prior to the voting in accordance with Article Fifth of our Certificate of Incorporation and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible. If cumulative voting is not invoked, holders of our Common Stock will be entitled to one vote per share for each nominee.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Except in the case of the election of directors in which cumulative voting has been properly invoked and the proposal to approve the Amended and Restated Certificate of Incorporation, adoption of the proposals requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election directors.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2019 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

65	2019 PROXY STATEMENT

VOTING REQUIRED

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Majority of Votes Cast*	No	No Effect	FOR or AGAINST

Proposal No. 2 – Approval of Amended and Restated Certificate of Incorporation	Majority of Outstanding Shares	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 4 – Approval of 2006 Equity Incentive Plan, as amended and restated	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 5 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN

*	See “Proposal No. 1 – Election of Directors.”

REVOCABILITY OF PROXIES

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

SOLICITATION

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” approval of the Company’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”),

•

“FOR” approval of the 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,500,000 shares of common stock for issuance thereunder and extend the plan expiration date to April 24, 2029,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

66	2019 PROXY STATEMENT

DELIVERY OF PROXY MATERIALS

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March     , 2019. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

HOW TO OBTAIN A SEPARATE SET OF PROXY MATERIALS

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2018, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Facsimile: (408) 969-6500

Email: bod@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

STOCKHOLDER PROPOSALS

You may submit proposals, including director nominations, for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year pursuant to Exchange Act Rule 14a-8, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 12, 2019. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

67	2019 PROXY STATEMENT

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 27, 2019, and

•	Not later than the close of business on January 26, 2020.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

NOMINATION OF DIRECTOR CANDIDATES

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

Our Bylaws permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s annual proxy materials director nominees constituting the greater of two and twenty percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Notice of director nominees submitted pursuant to these proxy access Bylaw provisions must be delivered, or if sent by mail, received by our Corporate Secretary at our principal executive offices no earlier than October 13, 2019 and no later than November 12, 2019. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline is the later of 180 days prior to next year’s annual meeting date or 10 days following the date the next year’s meeting date is first publicly announced or disclosed. The notice of director nominees must include all of the information required by our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting but not for inclusion in our proxy statement. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee, and the stockholder and nominee must provide information and satisfy other requirements as specified in our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COMPANY DOCUMENTS AND OTHER MATTERS

2018 ANNUAL REPORT AND BYLAWS

Stockholders who wish to obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

A copy of our Bylaws may also be obtained by contacting the Corporate Secretary at the address above, should stockholders wish to review the relevant provisions regarding the requirements for making stockholder proposals, nominating director candidates, or other provisions. Our Bylaws are also available through the SEC’s website at www.sec.gov.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

68	2019 PROXY STATEMENT

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

~~SILICON VALLEY BANCSHARES~~SVB FINANCIAL GROUP

~~Silicon Valley Bancshares~~SVB Financial Group, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.                  The present name of the Corporation is ~~Silicon Valley Bancshares.~~ SVB Financial Group. The name under which the Corporation originally incorporated was Silicon Valley Bancshares, Inc., and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 1999. The Corporation then filed a Certificate of Merger with the Secretary of State of the State of Delaware on April 23, 1999, pursuant to which the Corporation merged with Silicon Valley Bancshares, a California corporation, in accordance with Section 252 of the Delaware General Corporation, and the name of the merged corporation was Silicon Valley Bancshares. The Corporation also filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 25, 2005 and changed its name from Silicon Valley Bancshares to SVB Financial Group.

2.                  This Restated Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

3.                  The text of the Certificate of Corporation as heretofore amended is hereby further amended and restated in its entirety, to read in its entirely as follows:

FIRST:     The name of this corporation is SVB FINANCIAL GROUP (the “Corporation”).

SECOND:         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange, Street in the City of Wilmington, County of New Castle.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

FOURTH:         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 170,000,000, consisting of 150,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, $.001 par value per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series, or any of them, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

FIFTH:     The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be fixed by the Board of Directors or in the manner provided in the bylaws of the Corporation (the “Bylaws”). ~~Subject to the requirements of the next sentence, every stockholder entitled to vote at any election for directors shall have the right to cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which such stockholder’s shares are entitled, or to distribute his or her votes on the same principal among as many candidates as the stockholder shall think fit. No stockholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom votes would be cast has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of the stockholder’s intention to cumulate his or her votes. The candidate receiving the highest number of affirmative votes of shares entitled to be voted for them, up the number of directors to be elected, shall be elected. Votes against the directors and votes withheld shall have no legal effect.~~

A-1	2019 PROXY STATEMENT

~~Sixth:~~      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a)         to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the corporation in addition to the powers and authorities expressly, conferred upon them by statute;

(b)         from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

(c)         subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

(d)         in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provision of said laws of the Certificate of Incorporation of the Corporation and its Bylaws.

~~Seventh:~~SIXTH:            Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation or by any consent in writing by such stockholders, provided that all other requirements of applicable law and the Bylaws have been satisfied.

~~Eighth:~~SEVENTH:         Each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal, and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

~~Ninth:~~EIGHTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

~~Tenth:~~NINTH:   A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment to or repeal of this Article Tenth shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

~~Eleventh:~~TENTH:         The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

~~Twelfth:~~ELEVENTH:     The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

4.                  The amendments to the Corporation’s Restated Certificate of Incorporation, as amended to date, which are incorporated in this Amended and Restated Certificate of Incorporation have been duly adopted by the Corporation’s Board of Directors in accordance with Section 242 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation at the Corporation’s annual meeting of stockholders held on ~~April 21, 2005,~~                , 2019, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

A-2	2019 PROXY STATEMENT

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Company as amended to date, has been duly executed and attested by the Secretary this ~~25th day of May, 2005.~~                , 2019.

SVB FINANCIAL GROUP

By:
Name: Greg Becker Title: President and Chief Executive Officer

Attest:

By:
Name: Michael Zuckert Title: Secretary

A-3	2019 PROXY STATEMENT

APPENDIX B

SVB FINANCIAL GROUP

2006 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services to the Company,
•	to align with stockholder interests, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:

(a)	“Administrator” means the Board or any of its Committees, including its Compensation Committee, as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)

“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means:

(i)	An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

(ii)	A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company; or

(iii)	Any unauthorized disclosure of any of the secrets or confidential information of the Company; or

(iv)	Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

(v)	Engaging in any conduct which constitutes unfair competition with the Company; or

(vi)	Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

B-1	2019 PROXY STATEMENT

(h)	“Change in Control” means the consummation of any of the following transactions:

(i)

A merger or consolidation of Silicon Valley Bank (the “Bank”) or the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Bank or the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Bank or the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

(ii)

The filing of a plan of liquidation or dissolution of the Bank or the closing of the sale, lease, exchange or other transfer or disposition by the Bank or the Company of all or substantially all of the Bank’s assets;

(iii)

Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing fifty percent (50%) or more of the Voting Securities; or

(iv)

Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Bank, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors. For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of Directors.

(i)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)	“Common Stock” means the common stock of the Company.

(l)	“Company” means SVB Financial Group, a Delaware corporation, or any successor thereto.

(m)

“Consultant” means any natural person, including an advisor, engaged by the Company or its Affiliates to render bona fide services to such entity, provided the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(n)	“Director” means a member of the Board.

B-2	2019 PROXY STATEMENT

(o)

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)

“Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator may not implement an Exchange Program.

(s)

“Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(t)	“Fiscal Year” means the fiscal year of the Company.

(u)

“Full Value Award” means an Award granted with an exercise price, if any, less than the Fair Market Value on the date of grant of such Award and generally will be in the form of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(v)

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)	“Option” means a stock option granted pursuant to the Plan.

(z)	“Outside Director” means a Director who is not an Employee.

(aa)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)	“Participant” means the holder of an outstanding Award.

(cc)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(dd)

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance objectives or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ee)

“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance objectives or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

B-3	2019 PROXY STATEMENT

(ff)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)	“Plan” means this 2006 Equity Incentive Plan.

(hh)	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)	“Securities Act” means the Securities Act of 1933, as amended.

(mm)	“Service Provider” means an Employee, Director or Consultant.

(nn)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(oo)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Stock Appreciation Right.

(pp)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq)	“Successor Corporation” has the meaning given to such term in Section 16(c) of the Plan.

3.	Stock Subject to the Plan.

(a)

Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 12,028,505 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)

Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Plan. Shares used to

B-4	2019 PROXY STATEMENT

satisfy the tax withholding obligations related to an Award (other than an Option or Stock Appreciation Right) will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(iv)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)	to modify or amend each Award (subject to Section 6(c) and 21(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;

(vii)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

B-5	2019 PROXY STATEMENT

5.

Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.	Limitations.

(a)	Incentive Stock Options.

(i)

$100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)

Maximum Option Term. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii)

Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)

Share Limitations. Subject to Section 16, the following limitations shall apply to Awards under the Plan: during any Fiscal Year, no Employee will be granted: (i) Options to purchase more than 250,000 Shares; (ii) Stock Appreciation Rights covering more than 250,000 Shares; (iii) more than an aggregate of 125,000 Shares of Restricted Stock; (iv) more than an aggregate of 125,000 Restricted Stock Units; and (v) Performance Units having an initial value greater than $4,000,000, and more than 125,000 Performance Shares.

(c)	Exchange Program. The Administrator may not institute an Exchange Program.

(d)

Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, Awards covering Shares having an initial value greater than $500,000. Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count for purposes of these limitations. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(e)	Limitations on Vesting and Acceleration.

(i)

Vesting of Awards. With respect to Awards granted to Employees or Consultants, and except as otherwise provided in Section 16(c), no Award granted hereunder shall vest and become exercisable prior to the one (1) year anniversary of the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company). Notwithstanding the foregoing sentence and subject to Section 6(e)(iii), the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting of an Award.

(ii)

Vesting of Awards Granted to Directors. Awards that are granted on an annual basis to Directors following the Company’s Annual Meeting of Stockholders, shall become fully vested no earlier than the last day of the Director’s then current annual term of service as a member of the Board. Notwithstanding the foregoing, Awards granted pursuant to the 5% Limit or Awards that accelerate in connection with a Change in Control or upon or in connection with a Director’s termination of service due to death, Disability or retirement are not subject to the vesting provisions contained in this Section 6(e)(ii).

B-6	2019 PROXY STATEMENT

(iii)

Generally. Awards that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Service Providers without respect to any minimum vesting provisions included in the Plan. Further, all Awards that have their vesting discretionarily accelerated by the Administrator are subject to the 5% Limit, other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the vesting of Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Awards to Service Providers without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.

(iv)	Dividend Payments. Dividends and other distributions payable with respect to Awards will not vest or be paid before the Award or Shares underlying the Award vest.

7.	Stock Options.

(a)

Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b)	Number of Shares. Subject to the limitations contained in Section 6, the Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant.

(c)

Term of Option. The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)	Option Exercise Price and Consideration.

(i)

Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6. Notwithstanding the foregoing provisions of this Section 7(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)

Waiting Period and Exercise Dates. Subject to the terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e)	Exercise of Option.

(i)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability,

B-7	2019 PROXY STATEMENT

the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)

Termination for Cause. If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi)

Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.	Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

B-8	2019 PROXY STATEMENT

(b)	Number of Shares. Subject to the limitations contained in Section 6, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)

Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)

Expiration of Stock Appreciation Rights. The Administrator will determine the term of each Stock Appreciation Right in its sole discretion. Any Stock Appreciation Right granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(e) also will apply to Stock Appreciation Rights.

(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.	Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Restricted Stock Agreement. Subject to the limitations contained in Section 6, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the terms and conditions of the Plan, the restrictions will lapse at a rate determined by the Administrator and subject to the vesting limitations contained in Section 6, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions. During the Period of Restriction, and subject to the limitations contained in Section 6, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other

B-9	2019 PROXY STATEMENT

distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

10.	Restricted Stock Units.

(a)

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Such to the limitations contained in Section 6, each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 10(d), may be left to the discretion of the Administrator.

(b)

Vesting Criteria and Other Terms. Subject to the terms and conditions of the Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Subject to the vesting limitations contained in Section 6, after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)

Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

11.	Performance Units and Performance Shares.

(a)

Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the limitations contained in Section 6, the Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. Subject to the terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

B-10	2019 PROXY STATEMENT

(d)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Subject to the vesting limitations contained in Section 6, after the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.	[RESERVED]

13.

Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

14.

Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant who is an Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company of the Affiliate employing the Participant or (ii) transfers between locations of the Company or between the Company and its Affiliates.

For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.

Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3 and 6.

B-11	2019 PROXY STATEMENT

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control.

(i)

In the event of a merger of the Company with or into another company or Change in Control (subject to Section 16(c)(ii) and any vesting acceleration provisions in an Award or other agreement), outstanding Awards will be treated in the manner provided in the agreement relating to the Change in Control (including as the same may be amended), including, without limitation:

(1)	the continuation of the outstanding Award by the Company, if the Company is a surviving corporation;

(2)

the assumption of the outstanding Awards, or substitution of equivalent Awards, by the acquiring or succeeding corporation (or an affiliate thereof) (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices;

(3)

that outstanding Awards will vest and become exercisable (and for the avoidance of doubt, notwithstanding the vesting limitations in Section 6), realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control;

(4)

(A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

(5)	any combination of the foregoing.

Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Change in Control.

(ii)

In the event that the Successor Corporation refuses to assume, continue or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations in Section 6), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption, continuation, or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the

B-12	2019 PROXY STATEMENT

Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section 16 will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

17.	Tax Withholding

(a)

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash (or cash equivalent), (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the amount required to be withheld or such other amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the amount required to be withheld or such other amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18.

No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.

Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Administrator. It will continue in effect until April 24, 2029, unless terminated earlier under Section 21 of the Plan.

B-13	2019 PROXY STATEMENT

21.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.

Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.

Clawback Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan will be subject to the terms and conditions of any clawback policy adopted by the Company and as may be in effect from time to time, which will survive the Participant’s termination as a Service Provider.

B-14	2019 PROXY STATEMENT